                                                                     Exhibit 4.1


                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                       FOR

                         SENIOR SECURED CREDIT FACILITY

                                  BY AND AMONG

                         IBJ WHITEHALL RETAIL FINANCE, A
                    DIVISION OF IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION
             Administrative Agent for the Lenders referenced herein

                         IBJ WHITEHALL RETAIL FINANCE, A
                    DIVISION OF IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION
               Collateral Agent for the Lenders referenced herein

                         IBJ WHITEHALL RETAIL FINANCE, A
                    DIVISION OF IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION
                               A Tranche A Lender

                               MAZEL STORES, INC.
                        A Borrower and the Lead Borrower
            For Odd-Job Acquisition Corp., Odd Job Trading Corp., ZS
                  Peddler's Mart, Inc., HIA Trading Associates

                          DATED AS OF FEBRUARY 11, 2002

                                TABLE OF CONTENTS

               ARTICLE I. - DEFINITIONS:.......................................................................3
               ARTICLE II. - THE WORKING CAPITAL LOANS........................................................26
2.1   ESTABLISHMENT OF WORKING CAPITAL LOANS..................................................................26
2.2   ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)........................................................28
2.3   RISKS OF VALUE OF COLLATERAL............................................................................28
2.4   COMMITMENT TO MAKE TRANCHE A LOANS AND SUPPORT LETTERS OF CREDIT........................................29
2.5   TRANCHE A LOAN REQUESTS.................................................................................29
2.6   MAKING OF TRANCHE A LOANS...............................................................................31
2.7   SWINGLINE LOANS.........................................................................................31
2.8   THE LOAN ACCOUNT........................................................................................32
2.9   THE NOTES...............................................................................................33
2.10  PAYMENT OF THE WORKING CAPITAL LOANS....................................................................33
2.11  INTEREST ON WORKING CAPITAL LOANS.......................................................................34
2.12  INTENTIONALLY LEFT BLANK................................................................................36
2.13  COMMITMENT FEE..........................................................................................36
2.14  ADMINISTRATIVE AGENT'S FEE..............................................................................36
2.15  INTENTIONALLY LEFT BLANK................................................................................36
2.16  UNUSED LINE FEE.........................................................................................36
2.17  EARLY TERMINATION.......................................................................................37
2.18  CONCERNING FEES.........................................................................................37
2.19  DISCRETION OF AGENTS AND LENDERS........................................................................37
2.20  PROCEDURES FOR ISSUANCE OF L/C'S........................................................................38
2.21  FEES FOR L/C'S..........................................................................................39
2.22  CONCERNING L/C'S........................................................................................40
2.23  CHANGED CIRCUMSTANCES...................................................................................42
2.24  LENDERS' COMMITMENTS....................................................................................43
2.25  DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT........................................................44
               ARTICLE III. - - CONDITIONS PRECEDENT:.........................................................44
3.1   CORPORATE DUE DILIGENCE.................................................................................45
3.2   OPINION.................................................................................................45
3.3   OFFICERS' CERTIFICATES..................................................................................45
3.4   ADDITIONAL DOCUMENTS....................................................................................45
3.5   REPRESENTATIONS AND WARRANTIES..........................................................................46
3.6   MINIMUM DAY ONE AVAILABILITY............................................................................46
3.7   ALL FEES AND EXPENSES PAID..............................................................................46
3.8   NO SUSPENSION EVENT.....................................................................................46
3.9   NO ADVERSE CHANGE.......................................................................................46
3.10  INTENTIONALLY OMITTED...................................................................................46
3.11  DUE DILIGENCE...........................................................................................46


3.12  LEGAL DUE DILIGENCE.....................................................................................47
3.13  CLOSING DATE............................................................................................47
               ARTICLE IV. - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:...............................47
4.1   PAYMENT AND PERFORMANCE OF LIABILITIES..................................................................47
4.2   DUE ORGANIZATION. CORPORATE AUTHORIZATION. NO CONFLICTS.................................................47
4.3   TRADE NAMES.............................................................................................49
4.4   INFRASTRUCTURE..........................................................................................49
4.5   INTENTIONALLY DELETED...................................................................................49
4.6   LOCATIONS...............................................................................................49
4.7   TITLE TO ASSETS.........................................................................................51
4.8   INDEBTEDNESS............................................................................................52
4.9   INSURANCE...............................................................................................52
4.10  LICENSES................................................................................................53
4.11  LEASES..................................................................................................54
4.12  REQUIREMENTS OF LAW.....................................................................................54
4.13  LABOR RELATIONS.........................................................................................54
4.14  MAINTAIN PROPERTIES.....................................................................................55
4.15  TAXES...................................................................................................56
4.16  NO MARGIN STOCK.........................................................................................57
4.17  ERISA...................................................................................................57
4.18  HAZARDOUS MATERIALS.....................................................................................58
4.19  LITIGATION..............................................................................................58
4.20  DIVIDENDS; INVESTMENTS; CORPORATE ACTION................................................................58
4.21  LOANS...................................................................................................59
4.22  PROTECTION OF ASSETS....................................................................................59
4.23  LINE OF BUSINESS........................................................................................60
4.24  AFFILIATE TRANSACTIONS..................................................................................60
4.25  FURTHER ASSURANCES......................................................................................60
4.26  ADEQUACY OF DISCLOSURE..................................................................................61
4.27  NO RESTRICTIONS ON LIABILITIES..........................................................................62
4.28  OTHER COVENANTS.........................................................................................62
               ARTICLE V. - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:....................................62
5.1   MAINTAIN RECORDS........................................................................................62
5.2   ACCESS TO RECORDS.......................................................................................63
5.3   IMMEDIATE NOTICE TO AGENTS..............................................................................63
5.4   BORROWING BASE CERTIFICATE..............................................................................65
5.5   WEEKLY REPORTS..........................................................................................65
5.6   MONTHLY REPORTS.........................................................................................65
5.7   QUARTERLY REPORTS.......................................................................................67
5.8   ANNUAL REPORTS..........................................................................................67
5.9   OFFICERS' CERTIFICATES..................................................................................68
5.10  INVENTORIES, APPRAISALS, AND AUDITS.....................................................................69
5.11  ADDITIONAL FINANCIAL INFORMATION........................................................................70


5.12  FINANCIAL PERFORMANCE COVENANTS.........................................................................71
               ARTICLE VI. - USE AND COLLECTION OF COLLATERAL:................................................71
6.1   USE OF INVENTORY COLLATERAL.............................................................................71
6.2   INVENTORY QUALITY.......................................................................................71
6.3   ADJUSTMENTS AND ALLOWANCES..............................................................................71
6.4   VALIDITY OF ACCOUNTS....................................................................................72
6.5   NOTIFICATION TO ACCOUNT DEBTORS.........................................................................72
               ARTICLE VII. - CASH MANAGEMENT; PAYMENT OF LIABILITIES:........................................72
7.1   DEPOSITORY ACCOUNTS.....................................................................................72
7.2   CREDIT CARD RECEIPTS....................................................................................73
7.3   THE CONCENTRATION, BLOCKED, AND DISBURSEMENT ACCOUNTS...................................................74
7.4   PROCEEDS AND COLLECTION OF ACCOUNTS.....................................................................75
7.5   PAYMENT OF LIABILITIES..................................................................................75
7.6   THE DISBURSEMENT ACCOUNT................................................................................76
               ARTICLE VIII. - GRANT OF SECURITY INTEREST:....................................................77
8.1   GRANT OF SECURITY INTEREST..............................................................................77
8.2   EXTENT AND DURATION OF SECURITY INTEREST................................................................78
8.3   PERFECTION OF SECURITY INTERESTS........................................................................78
      --------------------------------
               ARTICLE IX. - COLLATERAL AGENT AS BORROWERS' ATTORNEY-IN-FACT:.................................81
9.1   APPOINTMENT AS ATTORNEY-IN-FACT.........................................................................81
9.2   NO OBLIGATION TO ACT....................................................................................82
               ARTICLE X. - EVENTS OF DEFAULT:................................................................83
10.1  FAILURE TO PAY WORKING CAPITAL LOANS....................................................................83
10.2  FAILURE TO MAKE OTHER PAYMENTS..........................................................................83
10.3  FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD)..............................................83
10.4  FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).................................................84
10.5  MISREPRESENTATION.......................................................................................84
10.6  ACCELERATION OF OTHER DEBT. BREACH OF LEASE.............................................................85
10.7  DEFAULT UNDER OTHER AGREEMENTS..........................................................................85
10.8  UNINSURED CASUALTY LOSS.................................................................................85
10.9  ATTACHMENT; JUDGMENT; RESTRAINT OF BUSINESS.............................................................85
10.10 BUSINESS FAILURE........................................................................................86
10.11 BANKRUPTCY..............................................................................................86
10.12 INDICTMENT - FORFEITURE.................................................................................86
10.13 DEFAULT BY GUARANTOR....................................................................................87
10.14 CHALLENGE TO LOAN DOCUMENTS.............................................................................87
10.15 CHANGE IN CONTROL.......................................................................................87
10.16 VCM DEFAULT OR DEMAND...................................................................................
               ARTICLE XI. - RIGHTS AND REMEDIES UPON DEFAULT:................................................87
11.1  RIGHTS OF ENFORCEMENT...................................................................................87
11.2  SALE OF COLLATERAL......................................................................................88
11.3  OCCUPATION OF BUSINESS LOCATION.........................................................................89
11.4  GRANT OF NONEXCLUSIVE LICENSE...........................................................................89
11.5  ASSEMBLY OF COLLATERAL..................................................................................90


11.6  RIGHTS AND REMEDIES.....................................................................................90
11.7  COLLATERAL AGENTS MANAGEMENT OF COLLATERAL:.............................................................90
11.8  MARSHALING..............................................................................................91
               ARTICLE XII. - NOTICES:........................................................................91
12.1  NOTICE ADDRESSES........................................................................................91
12.2  NOTICE GIVEN............................................................................................93
               ARTICLE XIII. - TERM:..........................................................................93
13.1  TERMINATION OF TRANCHE A REVOLVING CREDIT...............................................................93
13.2  ACTIONS ON TERMINATION..................................................................................93
               ARTICLE XIV. - GENERAL:........................................................................94
14.1  PROTECTION OF COLLATERAL................................................................................94
14.2  PUBLICITY...............................................................................................94
14.3  SUCCESSORS AND ASSIGNS..................................................................................94
14.4  SEVERABILITY............................................................................................94
14.5  AMENDMENTS; COURSE OF DEALING...........................................................................95
14.6  POWER OF ATTORNEY.......................................................................................95
14.7  APPLICATION OF PROCEEDS.................................................................................96
14.8  INCREASED COSTS.........................................................................................96
14.9  COSTS AND EXPENSES OF THE AGENTS........................................................................96
14.10 COPIES AND FACSIMILES...................................................................................97
14.11 MASSACHUSETTS LAW.......................................................................................97
14.12 CONSENT TO JURISDICTION.................................................................................97
14.13 INDEMNIFICATION.........................................................................................98
14.14 RULES OF CONSTRUCTION...................................................................................99
14.15 INTENT.................................................................................................100
14.16 PARTICIPATIONS.........................................................................................101
14.17 RIGHT OF SET-OFF.......................................................................................101
14.18 PLEDGES TO FEDERAL RESERVE BANKS.......................................................................101
14.19 MAXIMUM INTEREST RATE..................................................................................102
14.20 WAIVERS................................................................................................102
14.21 JOINT BORROWER PROVISIONS..............................................................................103
14.22 COUNTERPARTS...........................................................................................107
14.23 AMENDMENT AND RESTATEMENT..............................................................................107

                                    EXHIBITS

2.7      :        SwingLine Note
2.21     :        L/C Fee Schedule
2.24     :        Tranche A Lenders' Commitments
3.4      :        Closing Agenda
4.2      :        Affiliates
4.3      :        Trade Names
4.6      :        Locations, Leases, and Landlords
4.7(a)   :        Encumbrances
4.7(d)   :        Third Party Locations
4.7(e)   :        Custom Brokers and Carriers
4.8      :        Indebtedness
4.9      :        Insurance Policies
4.11     :        Capital Leases
4.13     :        Labor Relations
4.15     :        Taxes
4.19     :        Litigation
5.4      :        Borrowing Base Certificate
5.9      :        Officer's Compliance Certificate
5.12     :        Financial Performance Covenants
7.1      :        DDA's

7.2      :        Credit Card Arrangements
8.3(b)   :        Chattel Paper
8.3(d)   :        Investment Property
8.3(e)   :        Letters of Credit and Banker's Acceptances
8.3(f)   :        Commercial Tort Claims

                           LOAN AND SECURITY AGREEMENT

                                                               February 11, 2002

                           THIS AGREEMENT is made between and among

                           IBJ Whitehall Business Credit Corporation, a New York
                  corporation, by and through its division, IBJ Whitehall Retail Finance, with offices at 45 Braintree Hill Office Hill Office Park, Braintree, MA 02184 as agent (in such capacity herein the "ADMINISTRATIVE AGENT"), for the benefit of the "TRANCHE A LENDERS" and also itself, a Tranche A Lender, on a Pro Rata basis, based upon each Tranche A Lender's Tranche A Percentage Commitment, who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become a "TRANCHE A LENDER" in accordance with the provisions of Article VII of the Agency Agreement;

                           and

                           The Tranche A Lenders;

                           and

                           IBJ Whitehall Business Credit Corporation, a New York
                  corporation, by and through its division, IBJ Whitehall Retail Finance, with offices at 45 Braintree Hill Office Hill Office Park, Braintree, MA 02184 as Collateral Agent (in such capacity, the "COLLATERAL AGENT") for the benefit of the Tranche A Lenders and the Administrative Agent;

                           and
                           and

                           Mazel Stores, Inc., an Ohio corporation (the "Lead
                  Borrower" and the "Parent"); Odd-Job Trading Corp., a New York corporation; Odd-Job Acquisition Corp., a Delaware corporation; ZS Peddlers Mart, Inc., a Delaware corporation; and HIA Trading Associates, a New York general partnership (individually, a "BORROWER", and, together with the Lead Borrower, the "BORROWERS"), each of which has its principal executive offices at 31000 Aurora Road, Solon, Ohio 44139 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                            RECITALS

         WHEREAS, the parties hereto, and the Tranche B Lender, the Tranche C Agent and the Tranche C Lenders referenced in the Existing Loan Agreement (defined below) have previously entered into a Loan and Security Agreement dated as of August 21, 2001 (the "EXISTING LOAN AGREEMENT").


         WHEREAS, concurrently with the execution of this Agreement, Borrowers intends to sell their wholesale division (the "WHOLESALE SALE") for Net Cash Proceeds of not less than $22,200,000 and has disposed of the interest of Odd-Job Trading Corp. in VCM for Net Cash Proceeds of not less than $8 million.

         WHEREAS, the Administrative Agent intends to apply the Net Cash Proceeds from the foregoing transactions as follows: (i) the Net Cash Proceeds from the disposition of the interest of Odd-Job Trading Corp. in VCM to the Tranche B Obligations in accordance with Section 2.10(j) of the Existing Loan Agreement and (ii) the Net Cash Proceeds from the Wholesale Sale the following order: (w) the Tranche A Obligations (as defined in the Existing Loan Agreement) owed to Fleet Retail Finance Inc. and HSBC; (x) any remaining Tranche B Obligations; (y) Tranche C Obligations; and (z) Pro Rata, to the balance of any Tranche A Obligations, following which the Tranche A Commitments of Fleet Retail Finance Inc. and HSBC shall be terminated and the Tranche B Obligations and Tranche C Obligations shall have been satisfied in full.


         WHEREAS, by this Agreement, the parties desire to amend and restate the Existing Loan Agreement in its entirety as set forth herein.


                                            WITNESSETH:

ARTICLE I. -      DEFINITIONS:
                  As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCELERATION": With respect to any Indebtedness, its becoming due and payable prior to its stated maturity. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ACH":   Automated clearing house.

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as now or hereafter defined in the UCC, and also all: present and future rights of Borrowers to pay rent of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or instrument, (a) for property that has been as is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card; all rights associated with Inventory, including the right of stoppage in transit.

         "ADMINISTRATIVE AGENT": Defined in the Preamble.

         "AFFILIATE":

                  (a) With respect to any two Persons (other than a Subsidiary), a relationship in which (i) one holds, directly or indirectly, not less than Five Percent (5%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to elect a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) the same third Person holds, directly or indirectly, not less than Five Percent (5%) of their respective capital stock, beneficial interests, partnership interests or other equity interests; or has directly or indirectly the right to elect the majority of directors of both such parties; or

                  (b) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of any Borrower; could have such enterprise's tax returns or financial statements consolidated with the Lead Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Lead Borrower is a member; controls or is controlled by the Lead Borrower.

         "AGENCY AGREEMENT": That certain Amended and Restated Agency Agreement dated January 31, 2002 by and among the Administrative Agent, Collateral Agent and the Tranche A Lenders.

         "AGENT": When not preceded by "Administrative" or "Collateral", the terms "Agent" or "Agents" refer collectively and individually to the Administrative Agent and the Collateral Agent.

         "AGENT'S FEE LETTER": Collectively, that certain letter dated as of or about August 21, 2001 and that certain letter of even date by and between the Administrative Agent and the Lead Borrower concerning Agent's Fees.

         "AGENT'S FEE": Defined in Section 2.14.

         "AGENT'S RIGHTS AND REMEDIES": Defined in Section 11.6.

         "AGREEMENT": This Amended and Restated Loan and Security Agreement, as it may be modified, amended, supplemented or restated from time to time.

         "APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of
                  Eligible Retail Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory obtained by the Collateral Agent, to reflect the appraiser's estimate of the net realization on the Liquidation of the Cost of the Borrowers' Inventory.

         "AUTHORIZED OFFICER": The Lead Borrower's President, Treasurer, Chief
                  Financial Officer, or Chief Administrative Officer duly authorized by the Lead Borrower's Board of Directors, or, in the case of Borrowing Base Certificates, such person as is authorized by the Board of Directors of the Lead Borrower.

         "AVAILABILITY": Defined in Section 2.1(c).

         "AVAILABILITY RESERVES": Such reserves as the Collateral Agent from time to time determines in the Collateral Agent's reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                           (i) Rent for any Warehouses or Retail Store in a
                  Landlord State in respect to which a Collateral Access Agreement or Landlord Waiver, acceptable to the Collateral Agent, has not been received by the Collateral Agent)( which initially shall be two (2) months rent for any such location).

                           (ii) Customer Credit Liabilities.

                           (iii) Past due taxes and other governmental charges,
                  including ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

                           (iv) Import Landing Costs.

                           (v) Landing Costs.

                           (vi) Deposits on special orders.

                           (vii) Payables (based upon payables which are both
                  past due and past the Borrowers' normal payment terms consistent with past practices); and

                           (viii) Inventory Reporting Systems (which Reserve
                  initially shall be $250,000 until Borrower has completed updating its Inventory reporting system to the Collateral Agent's reasonable satisfaction).

         "BANKRUPTCY CODE":  Title 11, U.S.C., as amended from time to time.

         "BASE": The Base Rate announced from time to time by IBJW (or any successor in interest to IBJW). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest that is determined by reference to Base (or any successor to Base) shall be calculated on a 360-day year and actual days elapsed.

         "BASE MARGIN": From August 21, 2001 through May 18, 2002, zero
                  (0)From and after the May 19, 2002, as determined pursuant to the applicable section of the Margin Pricing Grid set forth in
                  Section 2.11(a)(vi).

         "BASE MARGIN LOAN": Each Tranche A Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": The aggregate of Base plus the Base Margin per annum.

         "BLOCKED ACCOUNT": Any DDA into which the contents of any other DDA is transferred.

         "BLOCKED ACCOUNT AGREEMENT": An agreement, in form satisfactory to the Collateral Agent, which agreement recognizes the Collateral Agent's Collateral Interest in the contents of the DDA which is the subject of such agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Collateral Agent.

         "BORROWERS": Defined in the Preamble.

         "BORROWING BASE": Defined in Section 2.1(f).

         "BORROWING BASE CERTIFICATE": Defined in Section 2.1(d).

         "BUSINESS DAY": Any day (with any references herein to time of day requirements meaning such times based on Boston time) other than (a) Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

         "BUSINESS PLAN": The Borrowers' business plan accepted by the Administrative Agent, in its discretion, and any revision, amendment, or update of such business plan, provided such revision, amendment, or update has been accepted in writing by the Administrative Agent.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CERTIFICATE": Any certificate in form and substance acceptable to the Agents. Each Certificate shall be deemed to be given under oath by the signatory to such Certificate.

         "CHANGE IN CONTROL": The occurrence of any of the following:

                  (a) The failure of the Lead Borrower to directly or indirectly own, beneficially and of record, 100% of the capital stock of all of the other Borrowers.

                  (b) The occurrence of any event or circumstance such that the Lead Borrower does not have the power to elect or appoint all directors of all other Borrowers referred to above, or if such Borrower is a partnership or limited liability company, the Persons who serve as general partners or managers of such entities or directors of any corporation serving as general partner or manager of such entity.

                  (c) The acquisition after the date hereof, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13(d)(3) of the Securities Exchange Act), directly or indirectly, of 20% or more of the issued and outstanding capital stock of the Lead Borrower having the right to vote for the election of directors of the Lead Borrower; or

                  (d) More than one-third of the persons who were directors of the Parent on the first day of any period consisting of Twelve
                  (12) consecutive calendar months (the first of which Twelve
                  (12) month periods
                  commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Parent, and the board of directors as thereafter constituted is not reasonably acceptable to the Administrative Agent; or

                  (e) Peter Hayes ceases for any reason to be chief executive officer with control over the day-to-day management of the Borrowers' business and the Board of Directors has failed to elect a successor acceptable to the Administrative Agent in its discretion within sixty (60) days thereafter.

         "CHATTEL PAPER": Has the meaning given that term in the UCC.

         "CLOSING AGENDA": Defined in Section 3.4.

         "CLOSING DATE": The date on which all the conditions precedent in
                  Article III of this Agreement are satisfied.

         "COLLATERAL": Defined in Section 8.1.

         "COLLATERAL AGENT": Defined in the preamble.

         "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "CONCENTRATION ACCOUNT": The deposit account established by the Administrative Agent over which the Administrative Agent has sole dominion and control.

         "CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the corporations which constitute the Parent and its Subsidiary.

         "COST": The lower of

                  (a) the calculated cost of Inventory purchases, as determined from invoices received by the Borrowers and reflected in the Borrowers' purchase journal or stock ledger, based upon the Borrowers' accounting practices in effect on the date on which this Agreement was executed; and

                  (b) the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system), determined in accordance with the retail method of accounting and reflecting the Borrowers' historic business practices.

                  "Cost" does not include Inventory capitalization costs or other non-purchase price charges (such as freight and UNICAP) used in the Borrowers' calculation of cost of goods sold.

         "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys, and all reasonable costs incurred by any Agent including, without limitation, reasonable costs and expenses associated with any bankruptcy or insolvency proceeding or travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in respect of that Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and shall bear interest at the then effective Base Margin Rate.

         "CUSTOMER CREDIT LIABILITY": Gift certificates, deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

         "CUSTOMS BROKER AGREEMENT": A tri-agreement in form satisfactory to the Collateral Agent, among the Lead Borrower or any Borrower, and a customs broker or other carrier, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

         "DDA": Any checking or other demand depository account maintained by any of the Borrowers other than an Exempt DDA.

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

         "DISBURSEMENT ACCOUNT": Defined in Section 7.3(a)(iii).

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "EBITDA": The Borrowers' Consolidated earnings (excluding extraordinary gains and gains from the sale of assets other than in the ordinary course of business) before interest, taxes, depreciation, amortization and other non-cash charges properly deducted in determining earnings in accordance with GAAP, each as determined in accordance with GAAP.

         "ELIGIBLE PREPAID INVENTORY": That portion of the Borrower's Inventory
                  (without duplication of other Eligible Retail Inventory) for which the Borrower has paid, title to which passed to the Borrower, which has been received by the Borrower or its bailee, and which has been shipped from a foreign location to one of the Borrowers' Warehouses provided that

                  (a) Such Inventory is of such types, character, qualities and quantities as the Collateral Agent in its reasonable discretion from time to time determines to be Eligible Retail Inventory;

                  (b) The documents which relate to such shipment name the Collateral Agent as consignee of the subject Inventory and, if required by the Collateral Agent, the Collateral Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a customs brokers agreement to the Collateral Agent); and

                  (c) Such Inventory has not yet been delivered to the Borrowers' Warehouse and has been in transit from the applicable foreign location for no more than 60 calendar days.

         ". "ELIGIBLE L/C INVENTORY": That portion of the Borrowers'
                  Inventory (without duplication of other Eligible Retail Inventory) the purchase of which is supported by a documentary L/C then having an initial expiry of ninety (90) days or less days provided that

                  (a) Such Inventory is of such types, character, qualities and quantities as the Collateral Agent in its reasonable discretion from time to time determines to be Eligible Retail Inventory;

                  (b) The documentary L/C which relate to such shipment name the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a customs brokers agreement to the Collateral Agent); and

                  (c) Such Inventory has not yet been delivered to the Borrower's Warehouse and has been in transit from the applicable foreign location for no more than 90 calendar days.



         "ELIGIBLE RETAIL INVENTORY": Such of the Borrowers' Retail Inventory as is located in the Borrowers' Warehouses located in New Jersey, or in any of the Borrowers' Retail Stores, and of such types, character, quality and quantities, as Collateral Agent in its reasonable discretion from time to time determines to be acceptable Collateral for inclusion in the calculation of the Borrowing Base, as to which the Collateral Agent has a perfected security interest that is prior and superior to all claims and all Encumbrances (other than Permitted Encumbrances, subject to the Collateral Agent's rights to establish Reserves therefore). Eligible Prepaid Inventory and Eligible L/C Inventory which would qualify as Eligible Retail Inventory but for the fact that such Inventory is in-transit, will be included as Eligible Retail Inventory up to amounts not to exceed the In-Transit Inventory Cap.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": Each of the following:

                           (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of Accounts or Chattel Paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been indefeasibly paid in full and (b) all obligations of all Lenders to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS":  All of the following:

                           (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                           (b) The common law relating to damage to Persons or property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, Goods which qualify as "equipment" as defined in the UCC, and all of the Borrower's now owned and hereinafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' business, and any and all attachments, accessions or additions thereto, and substitutions and replacements thereof, wherever located.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, together with all orders, regulations and interpretations thereunder or related thereto.

         "ERISA AFFILIATE": Any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group including the Borrowers or the Parent and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Defined in Article X. Each reference to an "Event of Default" is to an Event of Default that has not been duly waived by the requisite Lenders or by the Administrative Agent as applicable. In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred, other than with respect to any post-default interest which accrued prior to such waiver and with respect to any reimbursement obligation in respect of any Costs of Collection.

         "EXCESS AVAILABILITY": At any time tested, Availability plus amounts on deposit in the Tax Escrow.

         "EXEMPT DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Disbursement Account and actually used solely for payroll of the Borrowers.

         "EXISTING LOAN AGREEMENT": Defined in the Recitals.

         "FISCAL YEAR": A fiscal year of the Borrowers.

         "FISCAL YEAR 2000". The Fiscal Year ended February 3, 2001.

         "FISCAL YEAR 2001". The Fiscal Year ended February 2, 2002.

         "FISCAL YEAR 2002".  The Fiscal Year ended February 1, 2003.

         "FISCAL YEAR 2003".  The Fiscal Year ended January 31, 2004.

         "FIXTURES": Has the meaning given that term in the UCC.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrowers; credit memoranda in favor of the Borrowers; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrowers to enforce the foregoing; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, copyrightable materials, copyright registrations and applications, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; registrations, applications for registration of the foregoing; and all other intangible property of the Borrowers in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrowers or credit extended or services performed, by the Borrowers, whether intended for an individual customer or the general business of the Borrowers, or used or useful in connection with research and development by the Borrowers.

         "GOODS": Has the meaning given that term in the UCC.

         "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the cost method of accounting):

                            Sales (Minus) Cost of Goods Sold
                            --------------------------------
                                         Sales

         "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "IBJW": IBJ Whitehall Bank and Trust Company.

         "IMPORT LANDING COSTS": To the extent not included in the Stated
                  Amount of an L/C, Landing Costs for Inventory, the purchase of which is supported by such L/C, or customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" in transit Inventory and which is not included in invoices for prepaid Inventory.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                           (a) Money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money (whether or not such obligations are convertible into equity);

                           (b) Any reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letter of credit or acceptance transactions (including, without limitation, the Stated Amount of all outstanding letters of credit and acceptances issued for the account of such Person, and (without duplication) any amount for which such Person would be obligated to provide reimbursement or for which such Person is liable in connection with a letter of credit or acceptance transaction);

                           (c) The provision of recourse in connection with the sale or discount of Accounts or Chattel Paper of such Person;

                           (d) On account of recourse or repayment obligations with respect to deposits or advances;

                           (e) As lessee under Capital Leases;

                           (f) In connection with any sale and leaseback transaction.

                           (g) All obligations with respect to redeemable stock and redemption or repurchase obligations under any equity securities issued by such Person.

         "INDEBTEDNESS" also includes:

                           (a) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by or are a personal liability of such Person.

                           (b) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                           (c) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

         "INDEMNIFIED PERSON": Defined in Section 14.13.

         "INDEX BUSINESS DAY": Any day which is both a Business Day and a day on which the principal market in Libor deposits in London in which IBJW or its successors participate is open for dealings in United States Dollar deposits.

         "INDEX LOAN": Any Tranche A Loan which bears interest at an Index Rate.

         "INDEX MARGIN": From August 21, 2001 through and including May 18,
                  2002, 275. From and after May 19, 2002, as determined pursuant to the applicable section of the Margin Pricing Grid set forth in Section 2.11(a)(vi), for loans initiated on or after the date when so set, that is to say Index contracts in effect at the time of increases/decreases in margin will remain in effect at the margin originally utilized when the contract was opened. The margin in effect at a given time will apply to contracts opened at that time, and shall be based upon the Margin Pricing Grid.

         "INDEX OFFER RATE": With respect to any Index Loan, the rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to IBJW, by first-class banks in the London interbank market in which IBJW participates at or about 10:00AM (Boston Time) two (2) Index Business Days before the first day of the Interest Period for the subject Index Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "INDEX RATE": That per annum rate (calculated on a 360-day year and actual days elapsed) equal to the Index Offer Rate plus the Index Margin except that, in the event that the Administrative Agent determines that any Tranche A Lender may be subject to the Reserve Percentage, the "Index Rate" shall mean, with respect to any Index Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Index Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                     (a) is the decimal equivalent of the following fraction:

                                           Index Offer Rate
                                           ----------------
                                      1 minus Reserve Percentage

                     (b) is the applicable Index Margin.



         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTEREST PAYMENT DATE": With reference to:

                           (a) Each Index Loan: the last day of the Interest Period relating thereto, the Tranche A Termination Date and the End Date.

                           (b) Each Base Margin Loan: the first Business Day of each month; the Tranche A Termination Date; and the End Date.

         "INTEREST PERIOD":

                           (a) With respect to each Index Loan: subject to Subsection (b), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Index Loan and ending on the day that corresponds numerically to such date, one, two, or three months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2.5(b)) to the Administrative Agent.

                           (b) The setting of Interest Periods is in all instances subject to the following:

                                    (i) Any Interest Period for a Index Loan which would otherwise end on a day that is not a Index Business Day shall be extended to the next succeeding Index Business Day, unless that succeeding Index Business Day is in the next calendar month, in which event such Interest Period shall end on the last Index Business Day of the month during which the Interest Period ends.

                                    (ii) Subject to Subsections (iii) and (iv), below, any Interest Period applicable to a Index Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Index Business Day of the month during which that Interest Period ends.

                                    (iii) Any Interest Period which would
                                    otherwise end after the Revolving Credit
                                    Termination Date shall end on the Revolving
                                    Credit Termination Date.

                                    (iv) The Lead Borrower shall not select, renew, or convert any interest rate for a Tranche A Loan such that, in addition to interest at the Base Margin Rate, there are more than five (5) Interest Periods applicable to Index Loans at any one time.

         "IN-TRANSIT INVENTORY CAP": $10,000,000.00, in the aggregate, of Eligible Prepaid Inventory and Eligible L/C Inventory, valued at Cost. "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers, or used or consumed or to be used or consumed in the Borrowers' business; Goods of said description in transit;

                  returned, repossessed and rejected Goods of said description; and all Documents (whether or not negotiable) which represent any of the foregoing.

         "INVENTORY ADVANCE RATES":

         The following percentages of Eligible Inventory during the periods of each calendar year indicated in the chart below:



                  --------------------------------------- -------------------
                             PERIOD                        RETAIL INVENTORY
                  --------------------------------------- -------------------
                    December 16 - August 15                       62%
                  --------------------------------------- -------------------
                    August 16 - September 30                      65%
                  --------------------------------------- -------------------
                    October 1 - December 15                       70%
                  --------------------------------------- -------------------


         "INVENTORY APPRAISAL CAP": 85% of the Appraised Inventory Liquidation
                  Value.

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Collateral Agent in the Collateral Agent's reasonable discretion with respect to the determination of the saleability of the Eligible Retail Inventory or which reflect such other factors as affect the market value of the Eligible Retail Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                           (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                           (ii)   Seasonality.

                           (iii)  Shrinkage.

                           (iv)   Imbalance.

                           (v)    Change in Inventory character.

                           (vi)   Change in Inventory composition.

                           (vii)  Change in Inventory mix.

                           (viii) Markdowns (both permanent and point of sale).

                           (ix) Retail mark ons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                           (x)    Damaged goods.

                           (xi)   Consigned goods.

                           (xii) Any non-merchandise Inventory (such as labels, bags, and packaging materials).

                           (xiii) Return to vendor merchandise.

                           (xiv)  Packaways.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "ISSUER": The issuer of any L/C.

         "LANDING COSTS": Customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" in transit Inventory, without duplication of Import Landing Costs.

         "LANDED INVENTORY": Eligible Prepaid Inventory that has been received by the Borrowers at the Borrowers' warehouse or distribution center located in the United States and recorded in the Borrowers' stock ledger. "LANDLORD STATE": Initially Washington, Virginia, and Pennsylvania and such other states in which a landlord's claim for rent has priority over the Encumbrances of the Collateral Agent in the Collateral.

         "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "LEAD BORROWER": Defined in the Preamble.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST": Any interest of the Borrowers as lessee under any Lease.

         "LENDERS": The Tranche A Lenders, collectively and individually.

         "LENDERS' SPECIAL COUNSEL": Includes the following (in addition to a single counsel for the Agents): A single counsel, selected by the Administrative Agent following the occurrence of an Event of Default, to represent the interests of the Tranche A Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "LIABILITIES": Includes, without limitation, the following:

                           (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents:

                                    (i) Any and all direct and indirect
                                    liabilities, debts, and obligations of the Borrowers to any Agent or any Lender, each of every kind, nature, and description.

                                    (ii) Each obligation to repay any loan,
                                    advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to an Agent or any Lender (including all future advances whether or not made pursuant to a commitment by an Agent or Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which an Agent or any Lender, may hold against the Borrowers.

                                    (iii) All notes and other obligations of the Borrowers now or hereafter assigned to or held by the Administrative Agent or any Lender, each of every kind, nature, and description.

                                    (iv) All interest, fees, and charges and other amounts which may be charged by the Agents or any Lender, to the Borrowers and/or which may be due from the Borrowers to the Agents or any Lender, from time to time.

                                    (v) All costs and expenses incurred or paid by the Agents or any Lender, in respect of any agreement between the Borrowers and any of the Agents or any Lender, or instrument furnished by the Borrowers to the any of the Agents or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees (including reasonable fees and expenses of Lenders' Special Counsel), and all court and litigation costs and expenses).

                                    (vi) Any and all covenants of the Borrowers to or with the Agents or any Lender, and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Agents or any Lender, or instrument furnished by the Borrowers to the Agents or any Lender.

                                    (vii) Each of the foregoing as if each
                                    reference to "the Agents or any Lender," were to each Affiliate of the Agents or any Lender.

                           (b) Any and all direct or indirect liabilities, debts, and obligations of the Borrowers to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrowers pursuant to this or any other Loan

                  Document, including cash management services and the issuances of L/C's.

         "LIQUIDATION": The exercise, by the Collateral Agent, of those rights and remedies accorded to the Collateral Agent under the Loan Documents and applicable law as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN ACCOUNT": Defined in Section 2.8.

         "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article III, below, each instrument and document executed and/or delivered as contemplated by Article III, hereof, (including without limitation the fee letters by and between any of the Agents and the Borrowers or any of the Lenders and the Borrowers) and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with any Agent or any Affiliate of any Agent in connection with the arrangements contemplated hereby, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit or interest rate protection, or equipment leasing services provided by any Agent or any Affiliate of any Agent in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "LOCKBOX ACCOUNT":  Defined in Section 7.3(a)(iv).

          "MARGIN PRICING GRID": Provides for quarterly adjustment to the interest rate to be charged on Tranche A Loans based upon the level of Availability then existing and is shown in Section 2.11(a)(vi).

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, if such change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place, or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5.12, where such a breach would not have occurred if such change had not taken place or visa versa.

         "MATERIAL ADVERSE CHANGE": Any event, fact, circumstance, change in, or effect on, the business of any Borrower, which individually or in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Borrowers or the Collateral, taken as a whole which:

                           (a) Would reasonably be expected to materially adversely affect (i) the ability of the Borrowers to
                           (A) operate or conduct its business in all material respects in the manner in which such business is currently operated or conducted, or (B) to perform its obligations under the Loan Documents or (ii) the assets, properties, business, prospects, profitability, operations, or condition (financial or otherwise) of the Borrowers taken as a whole.

                           (b) Would reasonably be expected to have a Material Adverse Effect on the value, enforceability, or collectibility of the Collateral taken as a whole.

         "MATERIAL ADVERSE EFFECT": A result, consequence, or outcome which constitutes a Material Adverse Change.

         "NET CASH PROCEEDS": With respect to any sale or other disposition of assets of any of the Borrowers, the cash proceeds received by such Borrower from such sale or other disposition, net of
                  (a) all reasonable costs of sale or other disposition and property transfer or sales taxes paid or payable as a result thereof by such Borrower and (b) any amounts paid to Indebtedness secured by Permitted Encumbrances senior to the Collateral Interests of the Collateral Agent.

         "NOTICE ADDRESS": With respect to the Administrative Agent, as provided in Section 12.1.

                  With respect to the Collateral Agent, as provided in Section 12.1.

                  With respect to any Tranche A Lender, as indicated adjacent to such Lender's signature at the foot of this Agreement. With respect to any Person who becomes a Tranche A Lender hereafter pursuant to Section 7.2 of the Agency Agreement, as indicated in the Assignment and Acceptance of such Person.

                  Each Notice Address is subject to change as provided in
                  Section 12.1.

         "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, at the time it is made, it exceeds Availability immediately prior to the making of such loan, advance, or providing of credit support.

         "PARTICIPANT": Defined in Section 14.16, hereof.

         "PERMISSIBLE OVERLOANS": Defined in the Agency Agreement.


         "PERMITTED ENCUMBRANCES": The following:

                           (a) Encumbrances in favor of the Collateral Agent pursuant to the terms of the Loan Documents.

                           (b) Those Encumbrances (if any) listed on EXHIBIT 4.7, annexed hereto.

                           (c) Liens securing the payment of taxes, either not yet overdue or the validity of which is being contested in good faith by the Borrowers and for which the Borrowers have established adequate cash reserve; non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent such liens secure (i) indebtedness that is not overdue, (ii) indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested by the Borrowers in good faith by appropriate proceedings diligently pursued, in each instance prior to the commencement of foreclosure or other similar proceedings and provided that adequate reserves therefor have been set aside on the Borrowers' books (provided, however, that the inclusion of any of the foregoing as "Permitted Encumbrances" shall not affect their respective relative priorities vis a vis the security interests created herein), or (iii) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

                           (d) Deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

                           (e) Landlord's liens arising by operation of law where waivers have not been obtained.

                           (f) Purchase money security interests or capitalized equipment leases on Equipment acquired or held by the Borrowers in the ordinary course of business and securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Equipment; provided however that (i) any such Encumbrance attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Encumbrance attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property.

         "PERMITTED INVESTMENT": An investment which fulfills any of the following numbered criteria and which is pledged to the Collateral Agent for the benefit of the Lenders pursuant to a control or similar agreement acceptable to the Collateral
                  Agent:

                           (a) Debt entitled to the full faith and credit of the United States with maturities not to exceed one hundred and eighty-one (181) days.

                           (b) Banker's acceptances accepted, savings accounts made available, repurchase agreements entered into, and certificates of deposit issued by the Collateral Agent or any bank whose most senior debt has been assigned an investment grade credit rating by a nationally recognized credit rating service.

                           (c) Commercial paper rated A-1/P-1.

                           (d) Money market accounts or funds within the meaning of Rule 2a-7 of the Investment Company Act of 1940, in effect as of the date of this Agreement.

                           (e) Investments listed on EXHIBIT 4.7.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and proceeds of all Collateral.

         "PRO RATA": With respect to any Tranche A Lender vis-a-vis any other Tranche A Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Tranche A Lender's Tranche A Dollar Commitment and the denominator of which shall be the aggregate of all of the Tranche A Lenders' Tranche A Dollar Commitments, as adjusted from time to time in accordance with the provisions of Section
                  7.1 hereof, PROVIDED THAT, if all Tranche A Loan Commitments have been terminated, the numerator shall be the unpaid amount of such Tranche A Lender's Tranche A Loans and its interest in L/C exposure and the denominator shall be the aggregate unpaid principal amount of all unpaid Tranche A Loans and L/C exposure.

         "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.



         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of rights to payment.

         "REQUIREMENT OF LAW": As to any Person:

                           (a) (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                           (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and

                           (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Tranche A Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Tranche A Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Index Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": The following: Availability Reserves and Inventory
                  Reserves.

         "RETAIL INVENTORY": Inventory that the Borrower purchases, otherwise acquires or holds for direct sale to retail customers from any of the Borrower's Retail Store locations.

         "RETAIL STORES": All of the Borrowers' present and future retail locations, including without limitation, those locations listed on EXHIBIT 4.6 as retail locations.

         "REVOLVING CREDIT": Defined in Section 2.1(a).

         "SEC": The United States Securities and Exchange Commission, or any successor thereto.

         "STATED AMOUNT": The maximum amount for which an L/C may be honored, less any amounts already drawn thereunder.

         "SUBSIDIARY": (a) Any corporation or limited liability company of which fifty percent (50%) or more of the issued and outstanding securities having ordinary voting power for the election of directors or membership interests is owned or controlled, directly or indirectly, by a Person and/or by one or more of its Subsidiary, and (b) any partnership in which a Person and/or one or more Subsidiary of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%). Without limitation of the generality of the foregoing, in the case of Lead Borrower, the term Subsidiary shall include VCM and each other Borrower.

         "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance SwingLine Loan to the Borrower aggregating up to the SwingLine Loan Ceiling.

         "SWINGLINE LENDER": IBJ Whitehall Business Credit Corporation or another financial institution designated by Administrative Agent.

         "SWINGLINE LOAN CEILING": Five Million Dollars ($5,000,000.00) (subject to increase as provided in Section 2.7(a)), which amount shall be a sublimit of the Tranche A Ceiling.

         "SWINGLINE LOANS": Defined in Section 2.7(a).

         "SWINGLINE NOTE": Defined in Section 2.7(c).

         "TAX NOTES": All Promissory Notes issued by Reuven Dessler, Jake
                  Koval, Mark Hanners, David Lipins and Nathan Levitansky in favor of the Lead Borrower to evidence loans made to them by Lead Borrower to assist in the payment of federal and state income taxes in connection with their receipt of stock in the Lead Borrower, which Notes have a current outstanding balance of principal and accrued interest in the approximate amount of $2,800,000.

         "TAX ESCROW": An account maintained by the Borrowers with the Collateral Agent (or its Affiliate) into which the Borrower shall deposit all payments on and proceeds of the Tax Notes and against which the Collateral Agent has, at all times, a first priority, perfected security interest.

         "TRANCHE A CEILING": The aggregate amount of the Tranche A Commitments of all Tranche A Lenders which shall equal Thirty Million Dollars ($30,000,000.00)..

         "TRANCHE A COMMITMENT": With respect to each Tranche A Lender, that respective Tranche A Lender's Tranche A Dollar Commitment.

         "TRANCHE A COMMITMENT FEE": As defined in the Tranche A Fee Letter and
                  Section 2.13(a) hereof.

         "TRANCHE A DEBT": The aggregate of the Borrowers' Liabilities, obligations, and indebtedness of any character to the Tranche A Lenders that arise from or are related to Tranche A Loans (including without limitation any Costs of Collection of the Tranche A Lenders and any Overloans), other than Tranche A Fees.

         "TRANCHE A DOLLAR COMMITMENT": As set forth on EXHIBIT 2.24(a), annexed hereto (as such amounts may change in accordance with the provisions of this Agreement). The aggregate of Tranche A Dollar Commitments shall not exceed Thirty Million Dollars ($30,000,000).

         "TRANCHE A EARLY TERMINATION FEE": Defined in Section 2.17(a).

         "TRANCHE A FEES" All fees (such as a fee on account of the execution of an amendment of the Loan Agreement or the Tranche A Early Termination Fee) payable by the Borrowers in respect of the Tranche A Loans, including any fee payable on account of cash management services and the issuance of L/C's relating to this Agreement and any fee payable as provided in the Tranche A Fee Letter and Agent Fee Letter, and any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under this Agreement or the other Loan Documents.

         "TRANCHE A FEE LETTER". Collectively, that certain letter dated as of August 21, 2001 and that certain letter of even date by and between the Administrative Agent concerning the fees payable to the Tranche A Lenders.

         "TRANCHE A LENDERS": Each Tranche A Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Tranche A Lender" in accordance with the provisions of this Agreement.

         "TRANCHE A LOAN": Defined in Section 2.1(a).

         "TRANCHE A MATURITY DATE": August 21, 2004.

         "TRANCHE A NOTE": Defined in Section 2.9(a).

         "TRANCHE A OBLIGATIONS": The aggregate of Tranche A Debt and Tranche A
                  Fees.

         "TRANCHE A PERCENTAGE COMMITMENT": As set forth on EXHIBIT 2.24(a), annexed hereto reflecting, with respect to any Tranche A Lender, the ratio of (i) the amount of the Tranche A Dollar Commitment of such Tranche A Lender to (ii) the aggregate amount of the Tranche A Dollar Commitments of all Tranche A Lenders (as such percentage may change in accordance with the provisions of this Agreement).

         "TRANCHEA TERMINATION DATE": The earliest of (a) the Tranche A Maturity
                  Date; or (b) the occurrence of any event described in Section 10.11, below; or (c) the date set as the Tranche A Termination Date in a notice by the Administrative Agent to the Lead Borrower on account of the occurrence of any Event of Default other than as described in Section 10.11, below.

         "TRANCHE B LENDER": Defined in the Existing Loan Agreement.

         "TRANCHE B OBLIGATIONS": Defined in the Existing Loan Agreement.

         "TRANCHE C AGENT": Defined in the Existing Loan Agreement.

         "TRANCHE C LENDER(S)": Defined in the Existing Loan Agreement.

         "TRANCHE C OBLIGATIONS": Defined in the Existing Loan Agreement.

         "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed pursuant to Section 12.1 of this Agreement, except that no change of the wire instructions for Transfers to any Lender shall be effective without the consent of the Administrative Agent.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106) as used herein in the context of any definitions; otherwise, as in effect from time to time in Massachusetts.

         "UNUSED LINE FEE": Defined in Section 2.16.

         "VCM": Shall mean VCM Ltd., an Ohio limited liability company

         "VCM PLEDGE": Shall mean that Pledge Agreement of even date herewith by and between Odd Job Trading Corp. and the Collateral Agent, on behalf of the Lenders, under which Odd Job Trading Corp. pledges all of its right, title and interests in VCM to the Collateral Agent on behalf of the Lenders.

         "VCM OBLIGATIONS": VCM's obligations to National City Bank of
                  Columbus pursuant to a Demand Note dated as of July 31, 1997 in the original face amount of $25,000,000, and the obligations of any co-obligor, guarantor, endorser or other Person liable in respect of such obligations.

         "WAREHOUSES": The Borrowers' distribution centers and warehouses listed in Exhibit 4.6 hereto, and any future locations at which the Borrowers store Inventory.

         "WORKING CAPITAL LOANS": The aggregate of the loans made pursuant to the Revolving Credit.

ARTICLE II. - THE WORKING CAPITAL LOANS

         2.1      ESTABLISHMENT OF WORKING CAPITAL LOANS.

                  (a) The Tranche A Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Tranche A Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as follows:

         Subject to the terms hereof, each Tranche A Lender agrees to make available from time to time until the Tranche A Maturity Date its Pro Rata share of advances (each, a "TRANCHE A LOAN") in each instance equal to its applicable Tranche A Percentage Commitment of Availability, up to a maximum amount of its applicable Tranche A Dollar Commitment. The obligations of each Tranche A Lender hereunder shall be several and not joint.

                  (b) Tranche A Loans shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Collateral Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4 below (subject to Reserves established by the Collateral Agent). The Collateral Agent shall advise the Administrative Agent of its determination of the Borrowing Base and Availability no later than 1:30 PM Boston time on any day it is furnished a Borrowing Base Certificate in accordance with Section 5.4 below.

                  (c) As used herein "AVAILABILITY" refers at any time to the result of the following:

                      (i) Borrowing Base.

                                        Minus

                      (ii) the then unpaid principal balance of all Tranche A
                  Loans outstanding.

                                        Minus

                      (iii) the then Stated Amount of all L/C's.

                  (d) As used herein "BORROWING BASE" refers at any time to the lesser of 2.1(d)(i)or 2.1(d)(ii), where

                      (i) the Tranche A Loan Ceiling.

                      (ii) the result of the following:

                           (A) The Cost of Eligible Retail Inventory of the Retail Borrowers (net of Inventory Reserves) multiplied by the Retail Inventory Advance Rate, but not to exceed the Inventory Appraisal Cap.

                                            Minus

                           (B)      The then aggregate of the Availability
                                    Reserves.


                  (e) The commitment of each Tranche A Lender to provide such loans, advances, and financial accommodations is subject to Section 2.2.

                  (f) The proceeds of borrowings of Working Capital Loans shall be used solely for (i) working capital purposes and (ii) the Borrowers' Capital Expenditures, all solely to the extent permitted by this Agreement. No proceeds of Working Capital Loans may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

                  (g) The Collateral Agent reserves the right to increase or to establish additional Reserves upon one Business Day's prior written notice to the Borrower.

         2.2      ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS)

                  (a) No Tranche A Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an Overloan except in respect to Permissible Overloans which the Agents deem prudent.

                  (b) The Tranche A Lenders' obligations, among themselves, are subject to Section 3.3 of the Agency Agreement (which relates to each Tranche A Lender's making amounts available to the Administrative Agent) and to Sections 6.1(d) and 6.4(b) of the Agency Agreement (which relate to Permissible Overloans).

                  (c) The Tranche A Lenders' providing of an Overloan on any one occasion does not affect the obligations of the Borrowers hereunder (such as the Borrowers' obligation to immediately repay any amount which otherwise constitutes an Overloan) nor shall it obligate the Tranche A Lenders to do so on any other occasion.

         2.3      RISKS OF VALUE OF COLLATERAL.

         Any reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by any Agent or any Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agents in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Working Capital Loans.

         2.4      COMMITMENT TO MAKE TRANCHE A LOANS AND SUPPORT LETTERS OF
CREDIT.

         Subject to the provisions of this Agreement, the Tranche A Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall endeavor to have an L/C issued for the account of the Borrowers, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

                  (a) No Overloan would be extant.

                  (b) The Revolving Credit has not been suspended as provided in
Section 2.5(h).

         2.5      TRANCHE A LOAN REQUESTS.

                  (a) Requests for loans and advances under the Revolving Credit shall be made by the Lead Borrower to the Administrative Agent as provided herein.

                  (b) Subject to the provisions of this Agreement, the Lead Borrower may from time to time borrow, repay and reborrow under this Section
2.5. Each Tranche A Loan shall be made on notice by the Lead Borrower to the Administrative Agent. Each notice must be given by no later than the following:

                      (i) In the case of a Tranche A Loan which is to be a Base
                  Margin Loan (which shall include the conversion of an Index
                  Loan): By 10:30 AM, Boston time, on the Business Day on which such Tranche A Loan is to be made. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Index Loan, shall not be less than $250,000.00.

                      (ii) In the case of a Tranche A Loan which is to be an
                  Index Loan (which shall include the continuation of, or the conversion of a Base Margin Loan to an Index Loan): By 10:30 AM, Boston time, three (3) Index Business Days prior to the first day of the Interest Period being requested. Index Loans and conversions to Index Loans shall each be not less than $1,000,000.00 and in increments of $500,000.00 in excess of such minimum.

                      (iii) Any Index Loan which matures while a Suspension
                  Event is extant may be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Index Loan.

                  (c) Any request for a Tranche A Loan or for the conversion of a Tranche A Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Index Business Day, as applicable. Each request for a Tranche A Loan or for the conversion of a Tranche A Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

                  (d) Intentionally Left Blank.

                  (e) The Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of the Borrowers as provided in Section 2.20.

                  (f) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

                  (g) A request by the Lead Borrower for a loan or advance or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                      (i) There has been no Material Adverse Change in the
                  Borrowers' Consolidated financial condition from the most recent financial information furnished Administrative Agent or any Lender pursuant to this Agreement.

                      (ii) Each Borrower is in compliance with, and has not
                  breached any of, its covenants contained in this Agreement.

                      (iii) All or a portion of any loan or advance so requested will be set aside or adequate reserves will otherwise be established by the Borrowers to the extent necessary to pay when due to all of the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                      (iv) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request (unless such representation relates to an earlier date, in which event such representation shall be true as of such earlier date).

                      (v) No Suspension Event is then extant.

                  (h) Upon the occurrence from time to time of any Suspension Event neither the Administrative Agent on behalf of Tranche A Lenders nor the SwingLine Lender shall be obligated to make any loans or advance, to provide any financial accommodation hereunder, or to issue any L/C, or to accept any request of the Lead Borrower that any Index Loan be made or any Base Margin Loan be converted to an Index Loan.

         2.6      MAKING OF TRANCHE A LOANS

                  (a) A loan or advance under the Revolving Credit shall be made by the Transfer of the proceeds of such loan or advance to the Disbursement Account or as otherwise instructed by the Lead Borrower.

                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the applicable Tranche A Lenders for the amount thereof immediately) upon the Administrative Agent's initiation of the Transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower) or the charging of the amount of such loan to the Loan Account (in all other circumstances).

                  (c) There shall not be any recourse to or liability of the Administrative Agent or any Tranche A Lender (except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or any Tranche A Lender, respectively, as determined by a court of competent jurisdiction), on account of:

                      (i) Any delay in the making of any loan or advance
                  requested under the Revolving Credit.

                      (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

                      (iii) Any delay in the receipt, and/or any loss, of funds
                  which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

         2.7      SWINGLINE LOANS.

                  (a) For ease of administration of Tranche A Loans, Tranche A Loans which are Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of Tranche A Loans. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling (which SwingLine Loan Ceiling is subject to amendment from time to time, by reasonable advance notice by the Administrative Agent to the Lead Borrower).

                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a Tranche A Loan under the Revolving Credit.

                  (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2.7 ("SWINGLINE NOTE"), executed by the Lead Borrower on behalf of itself and the other Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of the SwingLine Note shall be required to establish or prove any Liability. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the SwingLine Lender to the effect that the SwingLine Note has been lost, mutilated, or destroyed, the Lead Borrower shall on behalf of itself and the other Borrowers execute and deliver a replacement of any SwingLine Note to the SwingLine Lender.

                  (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Tranche A Loans and are secured as "Liabilities".

                  (e) SwingLine Loans may be subject to periodic settlement with the Tranche A Lenders as provided in Section 3.2 of the Agency Agreement.

         2.8      THE LOAN ACCOUNT.

                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all Tranche A Loans.

                  (b) The Administrative Agent may also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent, the SwingLine Lender, and each Tranche A Lender on account of the Liabilities and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon receipt of final payment to the Administrative Agent for the account of each Tranche A Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Tranche A Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest (except for interest charged on Index Loans, which, absent the occurrence of an Event of Default, shall be charged on the maturity date of the Index contract), and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                  (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agents or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.8(e) on account of the Administrative Agent shall bear interest at the rate then applicable to Base Margin Loans. Such charge by the Administrative Agent shall not constitute a waiver of the Administrative Agent's right or the Borrowers' obligations under Section 2.10(b).

                  (f) Any statement rendered by the Administrative Agent or any Lender to the Borrowers concerning the Liabilities shall, in the absence of manifest error, be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Administrative Agent or such Lender with written objection thereto within twenty
(20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2.9      THE NOTES.

         The Borrowers' obligation to repay the Tranche A Loans, with interest as provided herein, may be evidenced by Notes (each, a "TRANCHE A NOTE") in form and substance acceptable to the Administrative Agent executed by the Lead Borrower on behalf of itself and the other Borrowers, one payable to each Tranche A Lender. No Tranche A Note shall be required, however, to establish or prove any Liability. Upon the Lead Borrower being provided with an affidavit (which shall include an indemnity reasonably satisfactory to the Lead Borrower) from the subject Tranche A Lender to the effect that a Tranche A Note (having previously been provided by the Borrowers) has been lost, mutilated, or destroyed, the Lead Borrower on behalf of itself and the other Borrowers shall execute and deliver a replacement thereof to such Tranche A Lender.

         2.10     PAYMENT OF THE WORKING CAPITAL LOANS.

                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Tranche A Termination Date, subject to the payment of any Tranche A Early Termination Fee due under Section 2.17 hereof.

                  (b) The Borrowers, without notice or demand from the Administrative Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no Overloan outstanding.

                  (c) The Borrowers shall repay the then entire unpaid balance of the Revolving Credit and all other Liabilities on the Tranche A Termination Date.

                  (d) The Administrative Agent shall endeavor to cause payments, pursuant to Sections 2.10(a), and 2.10(b) to be applied in the order and priority set forth in Section 3.4 of the Agency Agreement. The Administrative Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2.10(a) and 2.10(b) against Index Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse the Borrowers from any indemnification obligation under Section 2.10(e).

                  (e) Upon the request of any Agent, the Borrowers shall indemnify the subject Agent and Lender and hold the subject Agent and each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which the subject Agent or such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of any of the following:

                      (i) Default by the Borrowers in payment of the principal
                  amount of or any interest on any Index Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Tranche A Lender in order to maintain its Index Loans.

                      (ii) Default by the Borrowers in making a borrowing or
                  conversion after the Lead Borrower has given (or is deemed to have given) a request for a Tranche A Loan or a request to convert a Tranche A Loan from one applicable interest rate to another.

                      (iii) The making of any payment on an Index Loan or the
                  making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Tranche A Lender as "breakage fees".

         2.11     INTEREST ON WORKING CAPITAL LOANS.

                  (a) Tranche A Loans.

                      (i) Each Tranche A Loan shall bear interest at the Base
                  Margin Rate (determined based upon a 360-day year and actual days elapsed) unless and until it is made as, or is converted to, an Index Loan pursuant to Section 2.5 hereof.

                      (ii) Each Tranche A Loan which consists of an Index Loan
                  shall bear interest at the applicable Index Rate (determined based upon a 360-day year and actual days elapsed).

                      (iii) Subject to, and in accordance with, the provisions
                  of this Agreement, the Borrowers may cause all or a part of the unpaid principal balance of Tranche A Loans to bear interest at the Base Margin Rate or the Index Rate as specified from time to time by the Lead Borrower.

                      (iv) The Lead Borrower shall not select, renew, or convert any interest rate for a Tranche A Loan such that, in addition to interest at the Base Margin Rate, there are more than five
                  (5) Index Periods applicable to the outstanding Index Loans at any one time.

                      (v) The Borrowers shall pay accrued and unpaid interest on each Tranche A Loan in arrears on the applicable Interest Payment Date therefor. Following the occurrence of any Event of Default (and whether or not an Agent exercises such Agent's rights on account thereof), all Tranche A Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders at a rate which is the aggregate in the case of Base Margin Loans, of the then applicable Base Margin Rate plus two percent (2%) per annum, and in the case of Index Loans, the then applicable Index Rate plus two percent (2%) per annum.

                      (vi) Commencing on May 19, 2002, the Index Margin and Base
                  Margin shall be reset monthly, on the first day of each month (the "MARGIN ADJUSTMENT DATE") based upon the Margin Pricing Grid set forth below:

                                                MARGIN PRICING GRID
                  ----------------------------------------- ---------------------- ----------------------
                               AVAILABILITY*                       INDEX               BASE MARGIN
                                                                   MARGIN              (PERCENTAGE)
                                                               (BASIS POINTS)

                  ----------------------------------------- ---------------------- ----------------------
                  Greater than $10,000,000                        2.25%                 00.00%
                  ----------------------------------------- ---------------------- ----------------------
                  Greater than $8,000,000                         2.50%                 00.00%
                  Less than or equal to $10,000,000
                  ----------------------------------------- ---------------------- ----------------------
                  Less than or equal to $8,000,000                2.75%                 00.00%
                  ----------------------------------------- ---------------------- ----------------------


         *Availability will be determined based upon a Certificate by an Authorized Officer delivered to the Administrative Agent five (5) days prior to the Margin Adjustment Date certifying as to Availability, for a period of sixty
(60) days prior to Margin Adjustment Date and, on a pro forma basis, for a period of sixty (60) days following the Margin Adjustment Date.

                  (b) As among the Lenders, interest shall accrue and be due and payable on their respective Liabilities in accordance with the priorities of
Section 5.6 of the Agency Agreement notwithstanding whether such interest is allowable by a court of competent jurisdiction.

         2.12     INTENTIONALLY LEFT BLANK.

         2.13     COMMITMENT FEE.

         In addition to any other fees or expenses to be paid by the Borrowers on account of the Tranche A Loan, the Borrowers shall pay the Administrative Agent the "TRANCHE A COMMITMENT FEE" as and when provided in the Tranche A Fee Letter. Upon the termination of the Revolving Credit or upon the occurrence of any Event of Default described in Section 10.11 or at instruction of the Tranche A Lenders upon the occurrence of any other Event of Default, any remaining installments of the applicable Tranche A Commitment Fee shall be immediately due and payable.

         2.14     ADMINISTRATIVE AGENT'S FEE.

         In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "AGENT'S FEE", as and when provided in the Agent Fee Letter.

         2.15     INTENTIONALLY LEFT BLANK.

         2.16     UNUSED LINE FEE.

         In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent, for the Pro Rata benefit of the Tranche A Lenders, the "UNUSED LINE FEE". The Unused Line Fee shall equal 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Tranche A Termination Date) between the Tranche A Loan Ceiling and the sum of (i) the unpaid principal balance of all the aggregate of all outstanding Tranche A Loans and (ii) the Stated Amount of L/Cs. The Unused Line Fee shall be paid in arrears, on the first Business Day of each quarter after the execution of this Agreement and on the Tranche A Termination Date.

         2.17     EARLY TERMINATION.

                  (a) In the event that the Tranche A Termination Date occurs or the Tranche A Loans are otherwise repaid in full, for any reason, prior to the Tranche A Maturity Date, the Borrowers shall pay the Administrative Agent for the Pro Rata benefit of the Tranche A Lenders the "TRANCHE A EARLY TERMINATION FEE" determined and payable as follows:

                      (i) 2.0% of the each Tranche A Lender's Tranche A Dollar
                  Commitment in effect under the Existing Loan Agreement, if such termination occurs prior to the first anniversary date of this Agreement. Thus, for clarity sake, the Tranche A Early Termination Fee for each Tranche A Lender pursuant to this subsection would be as follows:

                          -------------------------- -------------------------
                            Tranche A Lender             Tranche A Early
                                                         Termination Fee
                          -------------------------- -------------------------
                          IBJ Whitehall Retail       $300,000
                          Finance
                          -------------------------- -------------------------
                          AmSouth                    $280,000
                          -------------------------- -------------------------
                          Congress Financial         $240,000
                          Corporation
                          -------------------------- -------------------------

                      (ii) 1.0% of the Tranche A Loan Ceiling in effect on the
                  date of this Agreement, if such termination occurs after the first anniversary date of this Agreement but prior to the second anniversary date of this Agreement.

         2.18     CONCERNING FEES.

         The Borrowers shall not be entitled to any credit, rebate or repayment of any commitment fee, anniversary fee, Agent's Fee, Unused Line Fee, any early termination fee, or any other fee earned by the Administrative Agent or any Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's or any Lender's respective obligation to make loans and advances hereunder.

         2.19     DISCRETION OF AGENTS AND LENDERS.

                  (a) Except where expressly stated to the contrary, each reference in the Loan Documents to the exercise of discretion or the like by an Agent or any Lender shall be to that Person's exercise of its reasonable judgment, based upon that Person's consideration of any such factor as that Person, taking into account information of which that Person then has actual knowledge.

                  (b) In the exercise of such judgment, the Agents and each Lender also may take into account any of the following factors:

                      (i) Those included in, or tested by, the definitions of
                  "Eligible Retail Inventory" or any terms subsumed within that term, "Retail," and "Cost";

                      (ii) Changes to the current financial and business climate of the industry in which the Borrowers compete (having regard for the Borrowers' position in that industry);

                      (iii) Changes to macroeconomic conditions which have a
                  material effect on the Borrowers' cost structure;

                      (iv) Material changes in or to the mix of the Borrowers'
                  Inventory;

                      (v) Changes reflecting seasonally with respect to the
                  Borrowers' Inventory and patterns of retail sales; and

                      (vi) Changes in such other factors as any Agent and/or any
                  Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

                  (c) The burden of establishing the failure of the Agents or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrowers' and may be made only be clear and convincing evidence.

         2.20     PROCEDURES FOR ISSUANCE OF L/C'S.

                  (a) The Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent.

                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.5(h) and if so issued:

                      (i) The aggregate Stated Amount of all L/C's then
                  outstanding (giving effect to the L/C whose issuance is requested), does not exceed Ten Million Dollars
                  ($10,000,000.00);

                      (ii) The expiry of the requested L/C is not later than the earlier of thirty (30) days prior to the Tranche A Maturity Date or the following:

                           (A) For standby L/C's: One (1) year from initial issuance.

                           (B) For documentary L/C's: Ninety (90) days from issuance; and

                      (iii) The Borrowing Base would not be exceeded upon the
                  issuance of the requested L/C.

                  (c) The Lead Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, the Administrative Agent or any Tranche A Lender on account of

                      (i) Any delay or refusal by an Issuer to issue an L/C; or

                      (ii) Any action or inaction of an Issuer on account of or
                  in respect to, any L/C.

                  (e) The Borrowers shall reimburse the Issuer for the amount of any drawing honored under an L/C on the same day on which such drawing takes place. The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or any Tranche A Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then continuing or such advance would result in an Overloan being extant. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2.10(b) hereof.

         2.21     FEES FOR L/C'S.

                  (a) The Borrowers shall (i) pay to the Administrative Agent, ratably for the account of each Tranche A Lender, a fee, on account of each L/C procured by the Administrative Agent, quarterly in arrears, and on the Tranche A Termination Date and on the End Date, equal to 2.25% per annum of the average Stated Amount of all Standby L/C's outstanding during the period in respect of which such fee is being paid and 1.50% per annum of the weighted Stated Amount of each Documentary L/C outstanding in respect to which such fee is being paid, except that, following the occurrence of any Event of Default, such fee shall be increased by two percent (2%) per annum, and (ii) plus in each case, all customary bank handling charges of the issuing bank, including the fees and charges set forth on EXHIBIT 2.21 hereto and all out of pocket expenses of the Administrative Agent such as telex charges, postage, courier service and the like, which fees and charges in each case shall be deemed fully earned upon issuance or amendment (as applicable) of each such L/C.

                  (b) In addition to the fee to be paid as provided in Section 2.21(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by the Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

                  (c) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Tranche A Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                      (ii) impose on any Issuer any other condition or
                  requirements relating to any such letters of credit;

         and the result of any event referred to in Section 2.21(c)(i) or 2.21(c)(ii), above, shall be to increase the cost to any Tranche A Lender or any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Tranche A Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Tranche A Lender or the subject Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2.21(c)(i) or 2.21(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate (and in the absence of manifest error) shall be conclusive and binding on the Borrowers.

         2.22     CONCERNING L/C'S.

                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                      (i) The performance by any beneficiary under any L/C of
                  that beneficiary's obligations to any Borrower.

                      (ii) The form, sufficiency, correctness, genuineness,
                  authority of any person signing, falsification, or the legal effect of, any documents called for under any L/C if such documents on their face appear to be in order.

                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                  (c) Unless the Lead Borrower on behalf of itself and the other Borrowers instructs any Issuer otherwise, in the particular instance, the Lead Borrower hereby authorizes any Issuer to:

                      (i)   Select an advising bank;

                      (ii)  Select a paying bank; and

                      (iii) Select a negotiating bank.

                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C or the drawing thereunder which includes payment instructions if the Issuer initiates the method of payment called for thereby (or initiates any other commercially reasonable and comparable method). None of the Administrative Agent, any Tranche A Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                  (e) The Administrative Agent's, each Tranche A Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                  (g) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                      (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto;

                      (ii) Any amendment or waiver of, or consent to the
                  departure from, any L/C;

                      (iii) The existence of any claim, set-off, defense, or
                  other right which the Borrowers may have at any time against the beneficiary of any L/C; and

                      (iv) Any good faith honoring of a drawing under any L/C,
                  which drawing possibly could have been dishonored.

                  (h) With respect to any documentary L/C, all bills of lading shall be assigned to or in the name of the Issuer, and all originals shall be delivered to the Issuer, all in form and substance as is requested by the Issuer.

         2.23     CHANGED CIRCUMSTANCES.

                  (a) The Administrative Agent may give the Lead Borrower notice that:

                      (i) The Administrative Agent has made the good faith
                  determination (which determination shall be final and conclusive) on any date on which the Index Rate would otherwise be set that adequate and fair means do not exist for ascertaining such rate;

                      (ii) The Administrative Agent shall have determined in
                  good faith (which determination shall be final and conclusive) that

                           (A) the continuation of, or conversion of any Tranche A Loan to, an Index Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Administrative Agent or any Tranche A Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                           (B) The indices on which the interest rates for Index Loans are based shall no longer represent the effective cost to the Administrative Agent or any Tranche A Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

                  (b) In the event that the Administrative Agent gives the Lead Borrower notice of an occurrence described in Section 2.23(a), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                      (i) The obligation of the Administrative Agent or each
                  Tranche A Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Tranche A Loans shall be suspended.

                      (ii) Any notice which the Lead Borrower had given the
                  Administrative Agent with respect to any Index Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2.23(b), shall be deemed at the option of the Administrative Agent to not having been given.

         2.24     LENDERS' COMMITMENTS.

                  (a) Subject to Section 7.1 of the Agency Agreement (which provides for assignments and assumptions of commitments), each Tranche A Lender's "TRANCHE A PERCENTAGE COMMITMENT", and "TRANCHE A DOLLAR COMMITMENT" is set forth on EXHIBIT 2.24(a).

                  (b) The obligations of each Tranche A Lender are several and not joint. No Tranche A Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

                      (i) that Tranche A Lender's Tranche A Percentage
                  Commitment of the subject loan or advance or of Availability; and

                      (ii) that Tranche A Lender's unused Tranche A Dollar
                  Commitment.

                  (c) No Tranche A Lender shall have any liability to the Borrowers on account of the failure of any other Tranche A Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

                  (d) The Tranche A Dollar Commitments, Tranche A Percentage Commitments, and identities of the Tranche A Lenders may be changed, from time to time by the reallocation or assignment of Tranche A Dollar Commitments and Tranche A Percentage Commitments amongst the Tranche A Lenders or with other Persons who become "Tranche A Lenders", provided, however unless an Event of Default has occurred (in which event, no consent of the Lead Borrower is required) any assignment to a Person not then a Tranche A Lender shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Administrative Agent with written objection, not more than five (5) Business Days after the Administrative Agent shall have given the Lead Borrower written notice of a proposed assignment.

                  (e) Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2.24(d):

                      (i) The Lead Borrower, on behalf of itself and the other
                  Borrowers, if required by the Administrative Agent shall execute one or more Tranche A Notes (which notes shall replace any Tranche A Notes theretofore provided by the Borrowers) to reflect such changed Tranche A Dollar Commitments, Tranche A Percentage Commitments, and identities and shall deliver such Tranche A Notes to the Administrative Agent (which promptly thereafter shall cancel and deliver to the Lead Borrower the Tranche A Notes so replaced, if any). In the event that the Administrative Agent does not require the delivery of Tranche A Notes or that in the event that a Tranche A Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Administrative Agent, in lieu of causing the Lead Borrower to execute one or more new Tranche A Notes, may issue the Administrative Agent's Certificate confirming the resulting Tranche A Dollar Commitments and Tranche A Percentage Commitments.

                      (ii) Such change shall be effective from the effective
                  date specified in such written notice and any Person added as a Tranche A Lender shall have all rights and privileges of a Tranche A Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Tranche A Lender is a signatory and any person removed as a Tranche A Lender shall be relieved of any obligations or responsibilities of a Tranche A Lender hereunder thereafter.

         2.25     DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.

                  (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain Working Capital Loans hereunder, the proceeds of which shall be available to each Borrower for the same uses as set forth in
Section 2.1(f), above. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and the Lenders on account of Working Capital Loans as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any other Borrower.

                  (b) The proceeds of each Working Capital Loan shall be deposited in the Disbursement Account or as otherwise indicated by the Lead Borrower. Neither the Agents nor any Lender shall have any obligation as to the application of such proceeds.

ARTICLE III. -- CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the effectiveness of this Agreement, the making of Working Capital Loans, and the procurement of any L/C hereunder, each of the documents respectively described in Sections 3.1 through and including 3.4 (each in form and substance satisfactory to the Administrative Agent), shall have been delivered to the

Administrative Agent, and the conditions respectively described in Sections 3.5 through and including 3.13, shall have been satisfied as of the Closing Date:

         3.1      CORPORATE DUE DILIGENCE.

                  (a) A Certificate of corporate good standing issued with respect to each Borrower by the Secretary of State of the State in which that Borrower was organized.

                  (b) Certificates of qualification to do business as a foreign corporation, issued by the Secretary(ies) of State of each State in which such Borrower's conduct of business or ownership of assets of requires such qualification.

                  (c) A Certificate of each Borrower's respective Secretary as to the due adoption and continued effectiveness of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, such certificate to set forth the text of each such resolution in an attachment thereto.

         3.2      OPINION.

         An opinion of counsel to the Borrowers in form and substance satisfactory to the Agents.

         3.3      OFFICERS' CERTIFICATES.

         Certificates executed by the President, the Chief Financial Officer, or Chief Administrative Officer of the Borrowers and stating that the representations and warranties made by the Lead Borrower to the Administrative Agent and the Lenders in the Loan Documents are true and complete as of the date of such certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both), would be an Event of Default or a Suspension Event.

         3.4      ADDITIONAL DOCUMENTS.

         Such additional instruments and documents as the Agents or their respective counsel reasonably may require or request including without limitation, those listed on the CLOSING AGENDA attached hereto as EXHIBIT 3.4 and including without limitation, the following:

                  (a) Payoff Letters from the Tranche B Lender and Tranche C Agent.

                  (b) the Asset Purchase Agreement between Mazel Stores, Inc., as seller and [NEWCO, INC.], as buyer, together with all exhibits and schedules thereto, accompanied by all other documents, agreements, certificates, instruments, and other writings executed and delivered in connection therewith.

         3.5      REPRESENTATIONS AND WARRANTIES.

         Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrowers shall be true and complete as of the date as of which such representation or warranty was made.

         3.6      INTENTIONALLY OMITTED.

         3.7      ALL FEES AND EXPENSES PAID.

         All fees due under the Revolving Credit and all costs and expenses incurred by the Agents, and each of the Lenders in connection with the restructuring of the Working Capital Loans contemplated hereby (including the fees and expenses of single counsel to each of the Agents and the Lenders' Special Counsel) shall have been paid in full.

         3.8      NO SUSPENSION EVENT.

         No Suspension Event shall then exist.

         3.9      NO ADVERSE CHANGE.

         No event shall have occurred or failed to occur, which occurrence or failure is or could have a Material Adverse Effect upon the Borrowers' financial condition or circumstances when compared with such financial condition at December 31, 2001..

         3.10     INTENTIONALLY OMITTED.

         3.11     DUE DILIGENCE.

         Satisfactory completion of all due diligence by the Agents (including, without limitation, commercial finance examinations and appraisals of inventory), and the Agent is satisfied (in its sole discretion) with the results of such due diligence in all respects.

         3.12     LEGAL DUE DILIGENCE.

         Completion of the legal due diligence investigation by counsel to each Agent with results satisfactory to each such counsel, Agent and such Lenders in their sole discretion in all respects.

         3.13     CLOSING DATE.

         The Closing Date shall have occurred on or before February 12, 2002.

         No document shall be deemed delivered to the Administrative Agent or Collateral Agent or any Tranche A Lender until received and accepted by the Agents at their offices in Braintree, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Agents and the Tranche A Lenders at its respective head office.

ARTICLE IV. - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the Working Capital Loans contemplated herein and to induce each Lender to make loans and advances and to provide financial accommodations under this Agreement (each of which loans shall be deemed to have been made in reliance thereupon) and to induce the Agents to act in their respective capacities hereunder and under the Agency Agreement, the Borrowers, in addition to all other representation, warranties, and covenants made by the Borrowers in any other Loan Document, represent, warrant, and covenant as follows:

         4.1      PAYMENT AND PERFORMANCE OF LIABILITIES.

         The Borrowers shall pay each Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4.2      DUE ORGANIZATION. CORPORATE AUTHORIZATION. NO CONFLICTS.

                  (a) Each Borrower presently is and shall hereafter remain in good standing as the type of entity indicated on EXHIBIT 4.2 hereof and be duly organized under the laws of the state of its organization indicated in EXHIBIT
4.2 to this Agreement and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's assets or operation of that Borrower's business, such qualification may be necessary, except where the failure to so qualify would have no more than a de minimus adverse effect on the business or assets of that Borrower. EXHIBIT 4.2 accurately describes the corporate structure of the Borrowers and any Affiliates, including the identity of all shareholders holding more than 5% of the issued and outstanding stock having the right to vote, limited and general partners, or members, as the case may be.

                  (b) Each Affiliate is listed on EXHIBIT 4.2. The Lead Borrower shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

                  (c) No Borrower shall change its State of incorporation or its taxpayer identification number.

                  (d) Each Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

                  (e) The execution and delivery by each Borrower or by the Lead Borrower of each Loan Document on behalf of each Borrower that is a party thereto, such Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by such Borrower to secure the Liabilities), such Borrower's performance under such Loan Document, the borrowings hereunder, and the use of the proceeds thereof:

                      (i) Have been duly authorized by all necessary corporate
                  action on the part of such Borrower;

                      (ii) Do not, and will not, contravene in any material
                  respect any provision of any Requirement of Law or obligation of such Borrower; and

                      (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of such Borrower pursuant to any Requirement of Law or obligation of such Borrower, except pursuant to the Loan Documents.

                  (f) The Loan Documents have been duly executed and delivered by the Lead Borrower on behalf of itself and the other Borrowers and are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditor's rights by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

                  (g) Each Subsidiary is, and shall hereafter remain a wholly-owned Subsidiary of the Lead Borrower.

         4.3      TRADE NAMES.

                  (a) EXHIBIT 4.3 is a listing of:

                       (i) All names under which each Borrower has conducted its
                  business within the past five (5) years, and

                       (ii) All entities and/or persons with whom each Borrower
                  has consolidated or merged within the past five (5) years, or from whom each Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or Person's assets within the past five (5) years.

                  (b) The Lead Borrower will provide the Agents with not less than twenty-one (21) days' prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which such Borrower is conducting its business at the execution of this Agreement and such Borrower will not effect such change unless such Borrower is then in compliance with all provisions of this Agreement.

         4.4      INFRASTRUCTURE.

                  (a) The Borrowers have and will maintain a sufficient infrastructure to conduct their business as presently conducted and as contemplated to be conducted.

                  (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' conduct of the Borrowers' business and the failure of which to own or use could have a Material Adverse Effect.

                  (c) The conduct by the Borrowers of the Borrowers' business does not presently infringe (nor will the Borrowers conduct their business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person the infringement of which could have a Material Adverse Effect.

         4.5      INTENTIONALLY DELETED.

         4.6      LOCATIONS.

                  (a) The Collateral, and the books, records, and papers of the Borrowers pertaining thereto, are kept and maintained solely at the Borrowers' chief executive offices and those Retail Stores and Warehouses which are listed (and identified as such) on EXHIBIT 4.6(a), which includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrowers own the subject location) and of all service bureaus with which any such records are maintained.

                  (b) The Borrowers shall not remove any of the Collateral from such chief executive office or those locations listed on EXHIBIT 4.6(a) except to:

                      (i) accomplish sales of Inventory in the ordinary course
                  of business;

                      (ii) move Inventory from one such location to another such location; or

                      (iii) utilize such of the Collateral as is removed from
                  such locations in the ordinary course of business (such as motor vehicles).

                  (c) No Borrower will execute any lease, commit to, or become legally obligated to, open any additional Stores unless each of the following conditions is satisfied with respect thereto:

                      (i) Such commitment or obligation is in the ordinary
                  course of business.

                      (ii) Such commitment or obligation is not, and does not
                  result in, a violation of this Agreement.

                      (iii) Not less than 30 days' prior written notice of the
                  opening of the subject Store is given to the Agents.

                      (iv) The Borrowers have used their best efforts to obtain
                  a landlord's waiver from the landlord of the subject Store, which waiver is in form reasonably satisfactory to the Collateral Agent.

                      (v) Such commitment or obligation will not result in the
                  opening of more than the following number of Stores during the Borrowers' fiscal year indicated:

                          (A) Fiscal Year 2001: Zero (0) Retail Stores.

                          (B) Fiscal Year 2002: Eight (8) Retail Stores

                          (C) Fiscal Year 2003: Four (4) Retail Stores.

                  (d) The Borrowers shall use their reasonable efforts to provide the Collateral Agent with Landlord Waivers or subordinations, in a form acceptable to the Collateral Agent for each of the Borrowers' locations in any of the Landlord States. The Administrative Agent, at the direction of the Collateral Agent, shall establish an Availability Reserve for each such location as to which such a waiver is not so delivered, which Availability Reserve shall be reduced or eliminated upon delivery of a waiver for such location.

                  (e) The Borrowers will not:

                      (i) Alter, modify, or amend any Lease except in the
                  ordinary course of business and in a manner that will not have a Material Adverse Effect on the Borrowers.

                      (ii) Commit to close any location at which the Borrowers
                  maintains, offers for sales, or stores any of the Collateral, provided, however, the Borrowers may close up to Two (2) Stores during any Twelve (12) month period, provided further, that there does not exist an Event of Default and there would not exist an Event of Default after giving effect to the closure.

                  (f) Except as otherwise disclosed pursuant to, or permitted by, this Section 4.6, and except for goods in control of a customs broker who has entered into a Customs Brokers Agreement, no tangible personal property of any of the Borrowers is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         4.7      TITLE TO ASSETS.

                  (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances other than Encumbrances listed on EXHIBIT 4.7 and other Permitted Encumbrances.

                  (b) The Borrowers do not and shall not have possession of any property on consignment to the Borrowers.

                  (c) The Borrowers shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                      (i) Equipment which is merely incidental to the conduct of the Borrowers' business.

                      (ii) Equipment, the acquisition or right to use of which
                  has been consented to by the Administrative Agent, which consent may be conditioned (in the Collateral Agent's discretion) upon the Collateral Agent's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Collateral Agent.

                  (d) No Borrower has any goods, documents of title or other Collateral in the custody, control, or possession of a third party, except as set forth in EXHIBIT 4.7(d) and except for goods located in the United States in transit to a location of the Borrower permitted herein or in the ordinary course of business of the Borrowers in the possession of the carrier transporting such goods. In the event that any goods, documents of the title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in EXHIBIT 4.7(d) or such carriers, Borrowers shall promptly notify Collateral Agent thereof in writing. Promptly upon Collateral Agent's request, the Lead Borrower shall deliver to Collateral Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrowers.

                  (e) EXHIBIT 4.7(e) is a schedule of all carriers, consolidators and customs brokers employed by the Borrowers for the transport of goods in the ordinary course of the business of the Borrowers. The Borrowers shall not employ any other carriers, consolidators or customs brokers unless (i) the Lead Borrower has provided the Collateral Agent with thirty (30) days prior notice thereof and (ii) such carrier, consolidator or customs broker has executed and delivered to the Collateral Agent a Customs Broker Agreement.

         4.8      INDEBTEDNESS.

                  (a) The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

                      (i) Any Indebtedness on account of the Working Capital
                  Loans;

                      (ii) The Indebtedness (if any) listed on EXHIBIT 4.8,
                  annexed hereto;

                      (iii) Indebtedness secured by purchase money security
                  interests.

                      (iv) Capital Leases (inclusive of those listed on Exhibit
                  4.8 or 4.11) for the acquisition of Equipment not exceeding an aggregate of $5,000,000.00 outstanding at any one time.

         4.9      INSURANCE.

                  (a) EXHIBIT 4.9, is a schedule of all insurance policies owned by the Borrowers or under which the Borrowers are the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrowers are in default or violation of any such policy.

                  (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Collateral Agent.

                  (c) All insurance carried by the Borrowers shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Agents and all such insurance which covers the Collateral shall include an endorsement in favor of the Collateral Agent on behalf of the Lenders, which endorsement shall provide that the insurance, to the extent of the Collateral Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrowers or by the failure of the Borrowers to comply with any warranty or condition of the policy.

                  (d) The coverage reflected on EXHIBIT 4.9 presently satisfies the foregoing requirements, it being recognized by the Borrowers, however, that such requirements may change hereafter to reflect changing circumstances.

                  (e) The Borrowers shall furnish the Collateral Agent from time to time with certificates or other evidence satisfactory to the Collateral Agent regarding compliance by the Borrowers with the foregoing requirements.

                  (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

                  (g) The Lead Borrower shall advise the Collateral Agent of each claim in excess of $50,000.00 made by any Borrower under any policy of insurance which covers the Collateral and will permit the Collateral Agent (following the occurrence of any Suspension Event), at the Collateral Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim. The Borrowers hereby appoint the Collateral Agent as the Borrowers' attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Collateral Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Collateral Agent. The Collateral Agent shall not be liable on account of any exercise pursuant to said power except where there has been a final judicial determination (in a proceeding in which the Collateral Agent had an opportunity to be heard) that such exercise was conducted in a grossly negligent manner or in willful misconduct. The Administrative Agent shall apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in the order set forth in Section 5.6 of the Agency Agreement.

         4.10     LICENSES.

         Each license, distributorship, franchise, and similar agreement issued to the Borrowers, or to which any of the Borrowers is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         4.11     LEASES.

         EXHIBIT 4.11 is a schedule of all presently effective Capital Leases.
Exhibit 4.11 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and neither the Parent nor the Borrowers have received any notice or threat of cancellation of any such Lease or Capital Lease. Following the occurrence and during the continuance of a Suspension Event, the Borrowers hereby authorize the Collateral Agent at any time and from time to time to contact any of the Borrowers' landlords in order to confirm the continued compliance by any Borrower with the terms and conditions of the Lease(s) between such Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease(s), as the Collateral Agent may determine.

         4.12     REQUIREMENTS OF LAW.

         The Borrowers are in compliance with, and shall hereafter comply with and use their respective assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than Material Adverse Effect on such Borrower's business or assets. No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a de minimus adverse effect on such Borrower's business or assets), other than any such violations that have not been cured or otherwise remedied.

         4.13     LABOR RELATIONS.

                  (a) Except as set forth on EXHIBIT 4.13, no Borrower has been and is presently a party to any collective bargaining or other labor contract.

                  (b) There is not presently pending and, to the Borrowers' knowledge, there is not threatened any of the following:

                      (i) Any strike, slowdown, picketing, work stoppage, or
                  employee grievance process;

                      (ii) Any proceeding against or affecting any Borrower
                  relating to the alleged violation of any Requirement of Law pertaining to labor relations or National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to such Borrower could have more than a Material Adverse Effect on such Borrower;

                      (iii) Any lockout of any employees by any Borrower, (and
                  no such action is contemplated by any Borrower); or

                      (iv) Any application for the certification of a collective bargaining agent.

                  (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.

                  (d) Each Borrower:

                      (i) Has complied in all material respects with all
                  Requirements of Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, the failure to comply with could have a Material Adverse Effect.

                      (ii) Is not liable for the payment of more than a de
                  minimus amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for such Borrower's failure to comply with any Requirement of Law referenced in Section 4.12.

         4.14     MAINTAIN PROPERTIES.

         Each Borrower shall:

                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted);

                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral;

                  (c) Not use any of the Collateral in violation of any policy of insurance thereon; and

                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                      (i) The sale of Inventory in compliance with this
                  Agreement;

                      (ii) The disposal of Equipment which is obsolete, worn
                  out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of such Borrower;

                      (iii) The turning over to the Administrative Agent of all
                  Receipts as provided herein; and

                      (iv) The consummation of the Wholesale Sale, provided
                  that, the Net Cash Proceeds of not less than $18,000,000 are immediately upon receipt delivered to the Administrative Agent to be applied to the Working Capital Loans (as defined in the Existing Loan Agreement) in the following order: first, to the Tranche B Obligations, second, to the Tranche C Obligations, and third, the Working Capital Loans (as defined herein).

         4.15     TAXES.

                  (a) The Borrowers have received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrowers' federal income tax returns for all tax years through and including the Borrowers' taxable year referenced on EXHIBIT 4.15, and, except as reference on EXHIBIT 4.15, that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid, settled or otherwise resolved. Except as reference on EXHIBIT 4.15, no agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

                  (b) The Borrowers have received written notice from the respective state and local taxing authorities to which the Borrowers are subject that such authorities have completed their respective examination of the Borrowers' returns for all state and local income, excise, sales, and other taxes for which the Borrowers are liable for the respective tax years referenced on EXHIBIT 4.15, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

                  (c) Except as disclosed on EXHIBIT 4.15, there are no examinations of or with respect to the Borrowers presently being conducted by the Internal Revenue Service or any other taxing authority.

                  (d) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrowers by reason of withholding from employees' pay or by reason of the Borrowers' receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrowers; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrowers are obligated to so file.

                  (e) At its option, the Administrative Agent may, but shall not be obligated to, or at the instruction of the Collateral Agent, shall, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrowers or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrowers' Employee Benefit Plan as the Administrative Agent or Collateral Agent, in that Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Administrative Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have made such payment.

         4.16     NO MARGIN STOCK.

         The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4.17     ERISA.

         Neither the Borrowers nor any ERISA Affiliate ever has or hereafter shall:

                      (a) Violate or fail to be in full compliance with Employee
                  Benefit Plan maintained by the Borrowers;

                      (b) Fail timely to file all reports and filings required
                  by ERISA to be filed by the Borrowers;

                      (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA);

                      (d) Engage in, or commit, any act such that a tax or
                  penalty could be imposed upon the Borrowers on account thereof pursuant to ERISA;

                      (e) Accumulate any material funding deficiency within the
                  meaning of ERISA;

                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrowers on account thereof pursuant to ERISA; or

                  (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         4.18     HAZARDOUS MATERIALS.

                  (a) The Borrowers have never:

                      (i) Been legally responsible for any release or threat of
                  release of any Hazardous Material; or

                      (ii) Received notification of any release or threat of
                  release of any Hazardous Material from any site or vessel occupied or operated by the Borrowers and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

                  (b) The Borrowers shall:

                      (i) Dispose of any Hazardous Material only in compliance
                  with all Environmental Laws; and

                      (ii) Not store on any site or vessel occupied or operated
                  by the Borrowers and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrowers' business and is in compliance with all Environmental Laws.

                  (c) The Lead Borrower shall provide the Agents with written notice upon obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrowers may be liable.

         4.19     LITIGATION.

         Except as described in EXHIBIT 4.19 there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to such Borrower, would have more than a de minimus adverse effect upon such Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

4.20     DIVIDENDS; INVESTMENTS; CORPORATE ACTION.


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

         The Borrowers shall not:

                  (a) Pay any cash dividend or make any other distribution (including, but not limited to, management fees) in respect of any class of the Borrowers' capital stock;

                  (b) Redeem, retire, purchase, or acquire any of the Parent's capital stock or any of the Parent's securities, except as permitted by Section 4.24(c);

                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity other than Permitted Investments;

                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity;

                  (e) Consolidate any of the Borrowers' operations with those of any other corporation or other entity;

                  (f) Organize or create any Affiliate;

                  (g) Subordinate any debts or obligations owed to the Borrowers by any third party to any other debts owed by such third party to any other Person; or

                  (h) Acquire any assets other than in the ordinary course and conduct of the Borrowers' business as conducted at the execution of this Agreement.

         4.21     LOANS.

         The Borrowers shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

                  (a) Advance payments made to the Borrowers' suppliers in the ordinary course; and

                  (b) Advances to the Borrowers' officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrowers, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrowers.

         4.22     PROTECTION OF ASSETS.

         The Administrative Agent may in its discretion, and upon the instruction of the Collateral Agent and prior to the occurrence of a Suspension Event, after notice to the Lead Borrower, shall from time to time, discharge any tax or Encumbrance on any of the Collateral, or take any other action which such Agent may deem necessary or desirable to repair, insure, maintain, preserve,



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

collect, or realize upon any of the Collateral. The Agents shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which that Agent has had an opportunity to be heard), from which finding no further appeal is available, that such Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 4.22. The obligation of the Borrowers to pay such amounts is a Liability.

         4.23     LINE OF BUSINESS.

         The Borrowers shall not engage in any business other than the business in which they are currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business
Plan).

         4.24     AFFILIATE TRANSACTIONS.

         The Borrowers shall not make any payment, nor give any value to any Affiliate except for goods and services actually purchased by the Borrowers from, or sold by the Borrowers to, such Affiliate for a price and on terms which shall

                  (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                  (b) be no be less favorable to the Borrowers than those which would have been charged and imposed in an arms length transaction; or

                  (c) be in connection with any settlement, severance or other arrangement with Reuven Dessler or Jake Koval with respect to the termination of their employment and related matters in respect to which the Administrative Agent, in its reasonable discretion, has provided its prior written consent.

         4.25     FURTHER ASSURANCES.

                  (a) The Borrowers are not the owners of, nor have they any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article III) will not be subject to perfected Collateral Interests in favor of the Collateral Agent, for the benefit of the Lenders (subject only to Permitted Encumbrances), to secure the Liabilities.


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

                  (b) The Borrowers will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agent, for the benefit of the Lenders, to secure the Liabilities (subject only to Permitted Encumbrances).

                  (c) The Borrowers shall execute and deliver to the Agents such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agents may request: to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent's Collateral Interests in the Collateral; to comply with all applicable statutes and laws; and to facilitate the collection of the Receivables Collateral. The Borrowers shall execute all such instruments as may be required by the Collateral Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

                  (d) The Borrowers hereby designate the Collateral Agent as and for the Borrowers' true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's Collateral Interests in the Collateral.

                  (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.25 shall be sufficient for filing to perfect the security interests granted herein.

         4.26     ADEQUACY OF DISCLOSURE.

                  (a) All financial statements furnished to the Agents and to each Lender by the Borrowers have been prepared in accordance with GAAP consistently applied and present fairly the Consolidated condition of the Parent and its Subsidiaries at the date(s) thereof and the Consolidated results of operations and cash flows of the Parent and its Subsidiaries for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                  (b) The Borrowers do not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Parent's Consolidated financial statements furnished to the Agents and to each Lender prior to the execution of this Agreement.

                  (c) No document, instrument, agreement, or paper now or hereafter given the Agents and to each Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agents and to each Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrowers which has, or which, in the foreseeable future could have, a Material Adverse Effect


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

on the financial condition of the Borrowers or any such guarantor which has not been disclosed in writing to the Agents and to each Lender.

         4.27     NO RESTRICTIONS ON LIABILITIES.

         No Borrower shall enter into or become subject to, directly or indirectly, any agreement prohibiting or restricting (other than with respect to Permitted Encumbrances), in any manner (including, without limitation, by way of covenant, representation, or event of default) any of the following:

                  (a) The granting of Collateral Interests in favor of the Collateral Agent and the Lenders on any asset of any Borrower; or

                  (b) The incurrence of any of the Liabilities.

         4.28     OTHER COVENANTS.

         No Borrower shall indirectly do or cause to be done any act which, if done directly by such Borrower or Borrowers, would breach any covenant contained in this Agreement.

ARTICLE V. - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

5.1      MAINTAIN RECORDS.

         The Borrowers shall:

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Agents and (if otherwise required hereunder or requested by any Lender) Lenders with those financial reports, statements, and schedules required by this Article V or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and


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

sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agents and instruct such accountants to fully cooperate with, and be available to, the Agents to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agents.

                  (e) Not change their respective fiscal years, tax identification numbers, or state of incorporation.

         5.2      ACCESS TO RECORDS.

                  (a) The Borrowers shall accord the Agents and their respective representatives access from time to time as the Agents and such representatives may require to all properties owned by or over which any Borrower has control. The Agents and such representatives shall have the right, and the Borrowers will permit the Agents and their respective representatives from time to time as Collateral Agent and its representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. The Borrowers shall make all of the Borrowers' copying facilities available to the Agents and their respective representatives.

                  (b) The Borrowers hereby authorize the Agents and their representatives to:

                      (i) Inspect, copy, duplicate, review, cause to be reduced
                  to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers, and agree to direct any service bureau, contractor, accountant, or other person, who maintains such information for the Borrowers fully to cooperate with the Collateral Agent and the Collateral Agent's representatives with respect thereto.

                      (ii) Verify at any time the Collateral or any portion
                  thereof, including verification with Account Debtors, and/or with the Borrowers' computer billing companies, collection agencies, and accountants and to sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Collateral.

         5.3      IMMEDIATE NOTICE TO AGENTS.

                  (a) The Lead Borrower shall provide the Agents with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                      (i) Any change in the Authorized Officers.

                      (ii) The completion of any physical count of all or a
                  material portion of the Borrowers' Inventory (together with a copy of the results thereof certified by the Lead Borrower).

                      (iii) Any cessation by the Borrowers of their making
                  payment to its creditors generally as the Borrowers' debts become due.

                      (iv) Any failure by the Borrowers to pay rent at any of
                  the Borrowers' locations, which failure continues for more than Three (3) days following the last day on which such rent was payable without more than a de minimus adverse effect to the Borrowers.

                      (v) Any Material Adverse Change in the business,
                  operations, or financial affairs of the Borrowers.

                      (vi) The occurrence of any Suspension Event.

                      (vii) Any intention on the part of the Parent to discharge the Parent's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity.

                      (viii) Any litigation which, if determined adversely to
                  the Borrowers, might have a Material Adverse Effect on the financial condition of the Borrowers.

                  (b) The Lead Borrower shall:

                      (i) Provide the Agents, when so distributed, with copies
                  of any materials distributed to the shareholders of the Parent (qua such shareholders).

                      (ii) Provide the Agents:

                           (A) When filed, copies of all filings of the Parent with the SEC.

                           (B) When received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

                      (iii) Add the Collateral Agent as an addressee on all
                  mailing lists maintained by or for the Borrowers.

                      (iv) At the request of the Collateral Agent, from time to
                  time, provide the Collateral Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).


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

                      (v) Provide the Agents, when received by the Borrowers,
                  with a copy of any management letter or similar communications from any accountant of the Borrowers.

         5.4      BORROWING BASE CERTIFICATE.

         The Lead Borrower shall provide the Agents by 11:30 a.m., Boston time, on each Business Day with Borrowing Base Certificates (in the form of EXHIBIT
5.4 as such form may be revised from time to time by the Collateral Agent), reflecting the Borrowers' inventory and accounts receivable condition no earlier than the last Business Day of the week immediately prior to the date when furnished (or more recent date, if requested by the Collateral Agent) and the balance of the Tranche A Debt outstanding thereunder as of the immediately preceding Business Day. Such Certificate shall be signed by an Authorized Officer and may be sent to the Agents by facsimile or email (with electronic signature) transmission.

         5.5      WEEKLY REPORTS.

         Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Collateral Agent with a sales audit report, a flash sales report and Borrowing Base Certificate (each in such form as may be specified from time to time by the Collateral Agent), an aging of the Borrowers' accounts payable and Accounts Receivable and a Summary of the Borrowers' stock ledgers (by department). Such report may be sent to the Collateral Agent by facsimile or email (with electronic signature) transmission, provided that the original thereof is forwarded to the Collateral Agent on the date of such transmission.

         5.6      MONTHLY REPORTS.

                  (a) Monthly, the Lead Borrower shall provide the Collateral Agent and at the request of a Tranche A Lender, to such Tranche A Lender with original counterparts of the following (each in such form as the Collateral Agent from time to time may specify):

                      (i) Within Fifteen (15) days of the end of the previous
                  month, in each case separately delineated for the Borrowers' wholesale operations and Retail Stores:

                          (A) A "Stock Ledger Inventory Reports" for both Retail Inventory and Wholesale Inventory and a Certificate (signed by the Lead Borrower's Authorized Officer) concerning the Borrowers' Inventory.

                           (B) A Merchandise Management Report on which is shown whether inventory levels are adequate to meet sales forecasts.

                           (C)      Purchase Report.

                           (D)      Inventory Certificate.

                      (ii) Within Thirty (30) days of the end of the previous
                  month, in each case separately delineated for the Borrowers' wholesale operations and Retail Stores:

                           (A) Reconciliation of the above described Inventory Report and Inventory Certificate to Availability and to the general ledger as of the end of the subject month.

                           (B)      A Gross Margin Reconciliation.

                           (C) A schedule of purchases from the Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Collateral Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                           (D)      A Store Activity Report.

                           (E) The Officer's Compliance Certificate described in Section 5.9, a copy of which shall be sent by the Lead Borrower to the Administrative Agent.

                           (F) An internally prepared financial statement of the Borrowers' financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific, divisional and on a "consolidated" basis), cash flow and comparison of same Store sales for the corresponding month of the then immediately previous year, a copy of which shall be sent by the Lead Borrower to the Administrative Agent, and shall be certified by the Lead Borrower's chief financial officer or chief operating officer as fairly presenting the financial position of the Borrowers in accordance with GAAP (subject to year-end audit adjustments).

                           (G)      Inventory Aging Report.

                           (H)      Open to Buy Report.


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

                           (I) Comparative Sales Report for the Borrowers' Retail Stores.

                           (J)      Accrued Expenses Report.

                  (b) For purposes of Section 5.6(a)(i) and (a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be August 2001.

         5.7      QUARTERLY REPORTS.

         Quarterly, within Forty Five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Agents with the following:

                  (a) An original counterpart of a management prepared financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year; and

                  (b) The officer's compliance certificate described in Section 5.9.

                  (c) A copy of the Borrowers' Report on Form 10-Q filed with the SEC.

         5.8      ANNUAL REPORTS.

                  (a) Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Agents with the following:

                      (i) An original signed counterpart of the Borrowers'
                  Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows; and

                      (ii) The officer's compliance certificate described in
                  Section 5.9.

                      (iii) A copy of the Borrowers' Report on Form 10-K filed
                  with the SEC.

                  (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrowers' fiscal years or the date on which such accountants commence their work on the preparation of the Borrowers' annual Consolidated financial statement, the Lead Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Administrative Agent) that:

                      (i) Such annual financial statement will be delivered by
                  the Borrowers to the Agents (for subsequent distribution by the Administrative Agent to each Lender).

                      (ii) It is the primary intention of the Borrowers, in
                  their engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article V.

                      (iii) The Borrowers have been advised that the Agents and
                  each Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

                  (c) Each annual statement shall be accompanied by such accountant's certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

                  (d) Annually, within thirty (30) days prior to the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Agents with an updated Business Plan.

         5.9      OFFICERS' CERTIFICATES.

         The Lead Borrower shall cause the Authorized Officer to certify, in the form attached hereto as EXHIBIT 5.9 (the "OFFICER'S COMPLIANCE CERTIFICATE"), in connection with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement that:

                  (a) Such statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:

                      (i) usual year end adjustments (this exception shall not
                  be included in the Certificate which accompanies such annual statement).

                      (ii) Material Accounting Changes (in which event, such
                  certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5.12.

                  (b) No Suspension Event has occurred or, if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

                  (c) The Borrowers were in compliance (or had failed to comply) as of the date of the applicable statement with each of the financial performance covenants included in Section 5.12 hereof; such certification to be accompanied by calculations demonstrating such compliance or failure to comply.

         5.10     INVENTORIES, APPRAISALS, AND AUDITS.

                  (a) The Collateral Agent may, at the expense of the Borrowers, participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.

                  (b) The Borrowers, at their own expense, shall cause inventories to be conducted as follows (i) each Retail Store to not have less than one (1) physical count at each fiscal year end or on a cycle basis once during each twelve (12) month period (except in the case of Retail Stores experiencing high shrink (as determined by the Collateral Agent, in its discretion), in which case, such Retail Stores shall have not less than two (2) physical counts on a cycle basis during each twelve (12) month period) and (ii) each Warehouse location to have not less than one (1) physical inventory at each fiscal year end, in each case consistent with current practice, while this Agreement is in effect (the scheduling of which shall be subject to the Collateral Agent's discretion), conducted by such inventory takers as are satisfactory to the Collateral Agent and following such methodology as may be satisfactory to the Collateral Agent.

                      (i) The Lead Borrower shall provide the Collateral Agent
                  with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) within ten (10) days after its completion.

                      (ii) The Lead Borrower shall provide the Collateral Agent
                  with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) to the Borrowers' books and records within thirty
                  (30) days following the completion of such inventory.

                      (iii) The Collateral Agent, in its discretion, following
                  the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Borrowers).

                  (c) The Collateral Agent may obtain appraisals, from time to time conducted by such appraisers as are satisfactory to the Collateral Agent. The Collateral Agent contemplates obtaining four (4) appraisals during any twelve (12) months, but may obtain more in the event it deems it reasonably necessary in its discretion. Prior to the occurrence of a Suspension Event, the costs of up to five (5) appraisals during any twelve (12) month period shall be at the Borrowers'


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

expense. After the occurrence of a Suspension Event, the costs of all appraisals shall be at the Borrowers' expense.

                  (d) The Collateral Agent may conduct such commercial audits (at the Borrowers' expense) of the Borrowers' books and records as it, in its discretion, determines to be necessary or desirable (at the Borrowers' expense). The Collateral Agent contemplates obtaining four (4) commercial audits during any twelve (12) months, but may obtain more in the event it deems it reasonably necessary in its discretion. Prior to the occurrence of a Suspension Event, the costs of up to five (5) commercial audits during any twelve (12) month period shall be at the Borrowers' expense. After the occurrence of a Suspension Event, the costs of all commercial audits shall be at the Borrowers' expense.

                  (e) The Collateral Agent from time to time (in all events, at the Borrowers' expense) may undertake "mystery shopping" visits to all or any of the Borrowers' business premises. The Collateral Agent shall provide the Lead Borrower with a copy of any non-confidential results of such mystery shopping.

         5.11     ADDITIONAL FINANCIAL INFORMATION.

                  (a) In addition to all other information required to be provided pursuant to this Article V, the Lead Borrower promptly shall provide the Agents (and any guarantor of the Liabilities) and to the Tranche A Lenders, upon request, such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including financial reports and statements (including supporting schedules), as the Agents may from time to time request from the Lead Borrower.

                  (b) The Lead Borrower may provide the Agents, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

                  (c) The Lead Borrower shall, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrowers' fiscal years, furnish the Agents with an updated and extended forecast which shall go out at least through the end of the then next three fiscal years and shall include a Consolidated and consolidating income statement, a Consolidated balance sheet, and a Consolidated statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrowers' then current practices.

                  (d) The Borrowers recognize that all appraisals, inventories, analysis, financial information, and other materials which the Agents may obtain, develop, or receive with respect to the Borrowers are confidential to the Agents and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

                  (e) The Lead Borrowers shall provide the Agents with copies of any filings it makes with the SEC in addition to Form 10-Q's and 10-K's.


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

         5.12     FINANCIAL PERFORMANCE COVENANTS.

         The Borrower's shall observe and comply with those financial performance covenants set forth in EXHIBIT 5.12, attached hereto. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Collateral Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Collateral Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Collateral Agent.






ARTICLE VI. - USE AND COLLECTION OF COLLATERAL:

         6.1      USE OF INVENTORY COLLATERAL.

                  (a) With the exception of the Wholesale Sale to be consummated on the Closing Date, the Borrowers shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not engage in sales or other dispositions to creditors, sales or other dispositions in bulk, and any use of any of the Inventory in breach of any provision of this Agreement.

                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of Inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to the Borrowers without the consent of the Administrative Agent.

         6.2      INVENTORY QUALITY.

         All Inventory now owned or hereafter acquired by the Borrowers is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances), subject to normal industry standards.

         6.3      ADJUSTMENTS AND ALLOWANCES.


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

         The Borrowers may grant such allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Collateral Agent's prior written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrowers pursuant to this Section 6.3 may be limited or terminated by the Collateral Agent at any time in the Collateral Agent's discretion following the occurrence of a Suspension Event.

         6.4      VALIDITY OF ACCOUNTS.

                  (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

                  (b) The Collateral Agent from time to time may verify the Receivables Collateral directly with the Borrowers' Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards.

                  (c) The Borrowers have no knowledge of any impairment of the validity or collectibility of any of the Accounts and the Lead Borrower shall notify the Agent of any such fact immediately after any Borrower becomes aware of any such impairment.

                  (d) The Borrowers shall not post any bond to secure any Borrowers' performance under any agreement to which any Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Borrower (other than to the Collateral Agent) in the event of such Borrower's failure so to perform.

         6.5      NOTIFICATION TO ACCOUNT DEBTORS.

         The Collateral Agent shall have the right (after an Event of Default has occurred) to notify any of the Borrowers' Account Debtors to make payment directly to the Collateral Agent and to collect all amounts due on account of the Collateral.

ARTICLE VII. - CASH MANAGEMENT; PAYMENT OF LIABILITIES:

         7.1      DEPOSITORY ACCOUNTS.


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

                  (a) Annexed hereto as EXHIBIT 7.1 is a Schedule of all present DDA's, which includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Borrowers shall each deliver the following to the Collateral Agent, as a condition to the effectiveness of this Agreement:

                      (i) Notification, executed on behalf of the Borrowers, to
                  each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Account), in form satisfactory to the Collateral Agent of the Collateral Agent's interest in such DDA or, if requested by the Collateral Agent, control agreements with respect to each DDA.

                      (ii) A Blocked Account Agreement with any depository
                  institution at which either of the following conditions applies:

                           (A) Both any DDA (other than the Disbursement Account) and the Disbursement Account is maintained.

                           (B)      A Blocked Account is maintained.

                  (c) The Borrowers will not establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Collateral Agent:

                      (i) Notification to the depository at which such DDA is
                  established if the same would have been required pursuant to
                  Section 7.1(b)(i) if the subject DDA were open at the execution of this Agreement;

                      (ii) A Blocked Account Agreement executed on behalf of the depository at which such DDA is established if the same would have been required pursuant to Section 7.1(b)(ii) if the DDA were open at the execution of this Agreement.

         7.2      CREDIT CARD RECEIPTS.

                  (a) Annexed hereto as EXHIBIT 7.2, is a Schedule which describes all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of credit card charges for sales by the Borrowers.

                  (b) The Borrowers shall deliver to the Collateral Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrowers, to each of the Borrowers' credit card clearinghouses and processors of notice (in form satisfactory to the Agent), which notice provides that payment of all credit card charges submitted by the Borrowers


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

to that clearinghouse or other processor and any other amount payable to the Borrowers by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Collateral Agent. The Borrowers shall not change such direction or designation except upon and with the prior written consent of the Collateral Agent.

         7.3      THE CONCENTRATION, BLOCKED, AND DISBURSEMENT ACCOUNTS.

                  (a) The following checking accounts have been or will be established (and are so referred to herein):

                      (i) The "CONCENTRATION ACCOUNT": Established by the
                  Administrative Agent with IBJW.

                      (ii) The "BLOCKED ACCOUNT": Subject to Section 7.3(c),
                  established by the Borrowers with Provident Bank into which deposits must be directed and from which the Borrowers shall NOT make disbursements.

                      (iii) The "DISBURSEMENT ACCOUNT": Established by the
                  Borrowers with Provident Bank, from which only disbursements may be made and into which only advances under the Revolving Credit may be deposited.

                      (iv) The "LOCKBOX ACCOUNT": Established by Borrowers with
                  Provident Bank, into which deposits of the Borrowers' Accounts generated by its wholesale business must be directed and from which the Borrowers shall NOT make any disbursements.

                      (v) The "TAX ESCROW": Established by Borrowers with IBJW,
                  into which deposits of the proceeds of the Tax Notes must be directed and from which the Borrowers shall NOT make any disbursements.

                  (b) The contents of each DDA (other than the Disbursement Account), of the Blocked Account, and of the LockBox Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property, held for the benefit of the Lenders.

                  (c) Within sixty (60) days of the Closing Date, the Borrowers shall close the Blocked Accounts, LockBox Account and Disbursement Accounts existing on the date of this Agreement and establish such accounts with IBJW or another institution acceptable to the Agent. Thereafter the Borrowers shall not establish any Blocked Account or LockBox Account hereafter except upon not less than thirty (30) days written notice to the Collateral Agent and the delivery to the Collateral Agent of a Blocked Account Agreement with respect thereto.

                  (d) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Collateral Agent).


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

         7.4      PROCEEDS AND COLLECTION OF ACCOUNTS.

                  (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrowers for the Collateral Agent, for the benefit of the Lenders, shall not be commingled with any of the Borrowers' other funds, and shall be deposited and/or transferred, no less frequently than daily, only to the Blocked Account, LockBox Account or the Concentration Account. Permitted Investments shall be pledged to the Collateral Agent for the benefit of the Lenders.

                  (b) The Borrowers shall cause the ACH or wire transfer to the Concentration Account, no less frequently than twice per week (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                      (i) The contents of each DDA (other than any Exempt DDA),
                  the Blocked Account and the LockBox Account. Each such transfer to be net of any minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained and for petty cash purposes.

                      (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

         Telephone advice (confirmed by written notice) shall be provided to the Collateral Agent on each Business Day on which any such transfer is made.

                  (c) Whether or not any Liabilities are then outstanding, the Borrowers shall cause the ACH or wire transfer to the Concentration Account, no less frequently than twice per week, of then entire ledger balance of the Blocked Account and the LockBox Account, net of such minimum balance, not to exceed $750.00, as may be required to be maintained in the Blocked Account and the LockBox Account by the depository which the Blocked Account and LockBox Account are maintained.

                  (d) In the event that, notwithstanding the provisions of this
Section 7.4, the Borrowers receive or otherwise have dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrowers for the Collateral Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of the Borrowers other than as instructed by the Collateral Agent.

         7.5      PAYMENT OF LIABILITIES.

                  (a) In the absence of a Liquidation, on each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such minimum balances as may be required by the bank at which the Concentration

Account is maintained) in accordance with the priorities set forth in Section
3.4 of the Agency Agreement, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one (1) Business Day after such transfer. Following the occurrence of a Liquidation, the Administrative Agent shall apply the then collected balance of the Concentration Account and proceeds of the Liquidation in accordance with Section 5.6 of the Agency Agreement.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                      (i) Funds shall be deemed to have been deposited to the
                  Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 2:00PM (Boston time) on that Business Day.

                      (ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM (Boston time) on that Business Day.

                      (iii) If notice of a deposit to the Concentration Account
                  (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not available to the Administrative Agent until after 2:00PM (Boston time) on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM (Boston time) on the then next Business Day.

                      (iv) All deposits to the Concentration Account and other
                  payments to the Administrative Agent are subject to clearance and collection.

                  (c) The Administrative Agent shall transfer to the Disbursement Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that a Suspension Event has occurred and is continuing or one or more L/C's are then outstanding then the Collateral Agent may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be returned to the Borrowers in the event that no Suspension Event is then continuing or applied towards the Liabilities following the occurrence of any Event of Default described in Section 10.11 or acceleration following the occurrence of any other Event of Default.

         7.6      THE DISBURSEMENT ACCOUNT.

         Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers upon, and other disbursements shall be made by the Borrowers solely from, the Disbursement Account.


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

ARTICLE VIII. - GRANT OF SECURITY INTEREST:

         8.1      GRANT OF SECURITY INTEREST.

         To secure the Borrowers' prompt, punctual, and faithful performance and payment of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agent, for the benefit of the Lenders and the SwingLine Lender as their interests may appear herein and in the other Loan Documents, a continuing security interest in and to, and assigns to the Collateral Agent, for the benefit of the Lenders and the SwingLine Lender, all personal property of the Borrowers, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a) All Accounts.

                  (b) All Inventory.

                  (c) All General Intangibles.

                  (d) All Equipment.

                  (e) All Goods.

                  (f) All Fixtures.

                  (g) All Chattel Paper.

                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrowers' business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (i) All Investment Property, Instruments (including, but not limited to the Tax Notes), Documents, Documents of Title, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

                  (j) All letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights.

                  (k) All commercial tort claims, including those identified in
EXHIBIT 8.3(f).


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

                  (l) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (8.1(a) through 8.1(k)) or otherwise.

                  (m) All supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (i) rights and remedies relating to guaranties, contracts of suretyship, letter of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect thereto, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors.

                  (n) Leasehold Interests.

         8.2      EXTENT AND DURATION OF SECURITY INTEREST.

         The security interest created and granted herein shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full, the obligation of the Lenders to make loans and grant financial accommodations has been terminated, and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent.

         8.3      PERFECTION OF SECURITY INTERESTS.
                  --------------------------------

                  (a) Borrowers irrevocably and unconditionally authorize the Collateral Agent to file at any time and from time to time such financing statements with respect to the Collateral naming the Collateral Agent or its designee as the secured party and Borrowers as debtors, as Collateral Agent may require, and including any other information with respect to Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Collateral Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrowers hereby ratify and approve all financing statements naming the Collateral Agent or its designee as secured party and Borrowers as debtors with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Collateral Agent prior to the date hereof and ratifies and confirms the authorization of Collateral Agent to file such financing statements (and amendments, if any). Borrowers hereby authorize Collateral Agent to adopt on behalf of Borrowers any symbol required for authenticating any electronic filing. In no event shall Borrowers at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Collateral Agent or its designee as secured party and Borrowers as debtors.


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

                  (b) No Borrower has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the
EXHIBIT 8.3(b). In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Borrower or the Lead Borrower shall promptly notify Collateral Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of such Borrower (including by any agent or representative), such Borrower or the Lead Borrower shall deliver, or cause to be delivered to Collateral Agent, all tangible chattel paper and instruments that such Borrower or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Collateral Agent may from time to time specify, in each case except as Collateral Agent may otherwise agree. At Collateral Agent's option, such Borrower or the Lead Borrower shall, or Collateral Agent may at any time on behalf of such Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Collateral Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of IBJ Whitehall Business Credit Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or the Lead Borrower shall promptly notify Collateral Agent thereof in writing. Promptly upon Collateral Agent's request, such Borrower or the Lead Borrower shall take, or cause to be taken, such actions as Collateral Agent may reasonably request to give Collateral Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) No Borrower owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in EXHIBIT 8.3(d).

                      (i) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or the Lead Borrower shall promptly endorse, assign and deliver the same to Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Collateral Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower are uncertificated and are issued to any Borrower or its nominee directly by the issuer thereof, such Borrower shall immediately notify Collateral Agent thereof and shall as Collateral Agent may specify, either (A) cause the issuer to agree to comply with instructions from Collateral Agent as to such securities, without further



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

                  consent of such Borrower or such nominee, or (B) arrange for Collateral Agent to become the registered owner of the securities.

                      (ii) No Borrower shall, directly or indirectly, after the
                  date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Collateral Agent shall have received not less than five (5) Business Days prior written notice of the intention of a Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Collateral Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Collateral Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or the Lead Borrower shall as Collateral Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Collateral Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or the Lead Borrower and such securities intermediary or commodity intermediary or (2) arrange for Collateral Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Collateral Agent.

                  (e) No Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in EXHIBIT 8.3(e). In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or the Lead Borrower shall promptly notify Collateral Agent thereof in writing. Such Borrower or the Lead Borrower shall immediately, as Collateral Agent may specify, either (i) deliver, or cause to be delivered to Collateral Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Collateral Agent, consenting to the assignment of the proceeds of the letter of credit to Collateral Agent by such Borrower and agreeing to make all payments thereon directly to Collateral Agent or as Collateral Agent may otherwise direct or (ii) cause Collateral Agent to become, at such Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (f) No Borrower has any commercial tort claims as of the date hereof, except as set forth in EXHIBIT 8.3(f). In the event that any Borrower shall at any time after the date hereof have any commercial tort claims, such Borrower or the Lead Borrower shall promptly notify Collateral Agent thereof in writing, which notice shall (i) set forth in reasonable detail the


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basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower to Collateral Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Collateral Agent shall be deemed to constitute such grant to Collateral Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Collateral Agent otherwise provided herein or otherwise arising by the execution by Borrowers of this Agreement, Collateral Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Collateral Agent or its designee as secured party and Borrowers as debtors, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrowers shall promptly upon Collateral Agent's request, execute and deliver, or cause to be executed and delivered, to Collateral Agent such other agreements, documents and instruments as Collateral Agent may require in connection with such commercial tort claim.



                  (g) Borrowers shall take any other actions reasonably requested by Collateral Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Collateral Agent to enforce, the security interest of Collateral Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's signature thereon is required therefor, (ii) causing Collateral Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Collateral Agent to enforce, the security interest of Collateral Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Collateral Agent to enforce, the security interest of Collateral Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.


ARTICLE IX. - COLLATERAL AGENT AS BORROWERS' ATTORNEY-IN-FACT:

         9.1      APPOINTMENT AS ATTORNEY-IN-FACT.

         The Borrowers hereby irrevocably constitute and appoint the Collateral Agent as the Borrowers' true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the

Borrowers, but for the benefit of the Agents and the Lenders. The rights and powers granted the Collateral Agent by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which the Borrowers' mail is to be sent to such address as the Collateral Agent shall designate; receive and open the Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers, or other legal representative of the Borrowers whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the Borrowers in favor of the Collateral Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrowers on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrowers.

                  (g) Use, license or transfer any or all General Intangibles of the Borrowers.

         9.2      NO OBLIGATION TO ACT.

         The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrowers for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


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


ARTICLE X. - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article X respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10.11, any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and upon the instruction of the applicable Lenders pursuant to Article IV of the Agency Agreement declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between any Agent or any Lender and the Borrowers and instruments and papers heretofore, now or hereafter given any Agent or any Lender by the Borrowers.

         10.1     FAILURE TO PAY WORKING CAPITAL LOANS.

         The failure by the Borrowers to pay any amount when due and payable hereunder with respect to the Working Capital Loans.

         10.2     FAILURE TO MAKE OTHER PAYMENTS.

         The failure by the Borrowers to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Working Capital Loans.

         10.3     FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).

         The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10.1 or Section 10.2 hereof, and included in any of the following provisions hereof:

                           Section                 Relates to:
                           4.3(b)                  Notice of Name Change
                           4.6                     Location of Collateral
                           4.7                     Title to Assets
                           4.8                     Indebtedness
                           4.9                     Insurance Policies
                           4.15                    Pay taxes
                           4.20                    Dividends,
                                                   Investments, Corporate
                                                   Actions
                           4.24                    Affiliate Transactions



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

                           4.25                    Further Assurances
                           6.1                     Use of Collateral
                           5.12                    Financial Performance
                                                   Covenants
                           Article                 Cash Management
                           VII

         10.4     FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

                  (a) The failure by the Lead Borrower to provide the financial statements and reports required by the following Sections of this Agreement within the applicable grace period, if available as provided below, or when due if no such grace period is then available:

------------------------------- ---------------------------- --------------------------- ------------------------------
     SECTION                       REQUIREMENT                 GRACE PERIOD                  NUMBER OF
                                                                                             GRACE PERIODS
                                                                                             AVAILABLE
------------------------------- ---------------------------- --------------------------- ------------------------------
                5.4                Borrowing Base                       2 days               4 per fiscal quarter
                                   Certificate
------------------------------- ---------------------------- --------------------------- ------------------------------
                5.5                Weekly Reports                       2 days               4 per fiscal quarter
------------------------------- ---------------------------- --------------------------- ------------------------------
                5.6                Monthly Reports                      5 days               4 per fiscal year
------------------------------- ---------------------------- --------------------------- ------------------------------
                5.7                Quarterly Reports                    5 days               1 per fiscal year
------------------------------- ---------------------------- --------------------------- ------------------------------
                5.8                Annual Statement                No Grace Period           No Grace Period
------------------------------- ---------------------------- --------------------------- ------------------------------

                  (b) The failure by the Borrowers, upon Fifteen (15) days' written notice by the Administrative Agent (at the direction of the SuperMajority Tranche A Lenders) to the Lead Borrower, to cure the Borrowers' failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10.1, 10.2, 10.3, or 10.4(a), above.

         10.5     MISREPRESENTATION.

         The determination by the Administrative Agent that any representation or warranty at any time made by the Borrowers to the Agents or any Lender was not true or complete in all material respects when given or deemed to be given.


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

         10.6     ACCELERATION OF OTHER DEBT. BREACH OF LEASE.

                  (a) The occurrence of any event such that any Indebtedness of any Borrower in excess of $50,000.00 to any creditor other than any Agent or any Lender could be accelerated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

                  (b) The occurrence of any of the following with respect to Leases on which any Borrower is the lessee or is obligated:

                      (i) An aggregate of more than $25,000.00 in rent is then
                  overdue.

                      (ii) Default and the expiry of any applicable grace period with respect to two or more Leases of Retail Stores.

                      (iii) Default and the expiry of any applicable grace
                  period of any Lease of any Warehouse or distribution center.

                  (c) The occurrence of an event of default pursuant to the terms of the VCM Guaranty.

         10.7     DEFAULT UNDER OTHER AGREEMENTS.

         The occurrence of any material breach or default under any agreement (including any Loan Document other than this Loan Agreement) between any Agent or any Lender, on the one hand, and any Borrower, on the other hand, or instrument given to any Agent and/or any Lender (notwithstanding that the subject Agent or Lender may not have exercised all or any of its rights upon default under any such other agreement, instrument or paper.).

         10.8     UNINSURED CASUALTY LOSS.

         The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of Collateral to which the requisite Consent of the Lenders has not been given hereunder.

         10.9     ATTACHMENT; JUDGMENT; RESTRAINT OF BUSINESS.

                  (a) The service of process upon any Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, that Agent or any Lender or such Participant.

                  (b) The entry of any judgment in excess of $50,000.00 against any Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         10.10    BUSINESS FAILURE.

         Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by such Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of such Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of such Borrower of the liquidation or winding up of all or any part of such Borrower's business or operations.

         10.11    BANKRUPTCY.

         The failure by any Borrower to generally pay its debts as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

         10.12    INDICTMENT - FORFEITURE.

         The indictment of, or institution of any legal process or proceeding against, any Borrower or any member of Lead Borrower's senior management, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by that Borrower of its business in the ordinary course.

         10.13    DEFAULT BY GUARANTOR

         The occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any default under any document executed in connection herewith by such guarantor.

         10.14    CHALLENGE TO LOAN DOCUMENTS.

                  (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10.15    CHANGE IN CONTROL.

         Any Change in Control.

ARTICLE XI. - RIGHTS AND REMEDIES UPON DEFAULT:

         Upon the occurrence of any Event of Default described in Section 10.11 and upon Acceleration, and at all times thereafter, the Collateral Agent shall have the following rights and remedies in addition to all of the rights, remedies, powers, privileges, and discretions available to Collateral Agent prior to the occurrence of an Event of Default. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Collateral Agent's exercise of any of such rights and remedies.

         11.1     RIGHTS OF ENFORCEMENT.


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

         The Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Collateral Agent.

                  (b) To give notice to any of the Borrowers' customs brokers to follow the instructions of the Collateral Agent as provided in any Customs Brokers Agreement.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents (without limitation of the rights and remedies of the Administrative Agent).

         11.2     SALE OF COLLATERAL.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.

                  (b) The Collateral Agent, in the exercise of the Collateral Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither the Borrowers nor any Person claiming under or in right of the Borrowers shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Collateral Agent shall give the Lead Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrowers agree that such written notice shall satisfy all requirements for notice to the Borrowers which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent's rights and remedies upon default.

                  (d) The Collateral Agent and any Lender may credit bid and may purchase the Collateral, or any portion of it, at any sale held under this
Article XI.

                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

                  (f) The Collateral Agent shall disburse the proceeds of any exercise of the Collateral Agent's Rights and Remedies to the Administrative Agent in accordance with Section 5.5(b) for disbursement by the Administrative Agent to the Lenders and application towards the Liabilities in accordance with the relative priorities set forth in Section 5.6.

         11.3     OCCUPATION OF BUSINESS LOCATION.

         In connection with the Collateral Agent's exercise of the Collateral Agent's rights under this Article XI, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude the Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Collateral Agent be liable to the Borrowers for use or occupancy by the Collateral Agent of any premises pursuant to this Article XI, nor for any charge (such as wages for the Borrowers' employees and utilities) incurred in connection with the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies.

         11.4     GRANT OF NONEXCLUSIVE LICENSE.

         Each Borrower hereby grants to the Collateral Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which that Borrower now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11.5     ASSEMBLY OF COLLATERAL.

         The Collateral Agent may require the Borrowers to assemble the Collateral and make it available to the Collateral Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and Borrowers.

         11.6     RIGHTS AND REMEDIES.

         The rights, remedies, powers, privileges, and discretions of each Agent hereunder, under any other Loan Document or under applicable law (herein, the "AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by any Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by that Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of that Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between that Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by any Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as each Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

         11.7     COLLATERAL AGENTS MANAGEMENT OF COLLATERAL:

         During the occurrence and during the continuance of any Event of Default hereunder, Collateral Agent shall have the exclusive right as to (i) the management, performance and enforcement of the Lenders' rights and remedies hereunder and (ii) the exercise and enforcement of all privileges and rights hereunder with respect to the Collateral according to its discretion and the exercise of its good faith business judgment; including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral, provided, however, that if Collateral Agent is directed to commence the exercise of any of Lenders' rights or remedies in accordance with this Agreement, the Collateral Agent shall diligently pursue in good faith the exercise and enforcement of the rights or remedies against all or a material portion of the Collateral in a commercially reasonable manner.


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

         11.8     MARSHALING

         Each of the Lenders waives all rights which it may have to require that all or any part of the Collateral be marshaled by any other Lender upon any sale (public or private) thereof.

ARTICLE XII. - NOTICES:

         12.1     NOTICE ADDRESSES.

         All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days prior written notice to all others given by certified mail, return receipt requested:


   If to the Administrative Agent:   IBJ Whitehall Retail Finance, a division of
                                     IBJ Whitehall Business Credit Corporation
                                     45 Braintree Hill Office Park
                                     Braintree, MA  02184
                                     Attn:  Patrick M. Wallace,
                                              Senior Vice President
                                            Brian Kennedy,
                                              Assistant Vice President

                                     Fax: (781) 849-0140

   With a copy to:                   Brown, Rudnick Freed & Gesmer
                                     One Financial Center
                                     Boston, MA  02111
                                     Attn:  Peter J. Antoszyk
                                     Fax:  (617) 856-8201

   If to the Collateral Agent:       IBJ Whitehall Retail Finance,
                                     a division of IBJ
                                     Whitehall Business Credit Corporation
                                     45 Braintree Hill Office Park
                                     Braintree, MA  02184
                                     Attn:  Patrick M. Wallace,
                                              Senior Vice President
                                            Brian Kennedy,
                                              Assistant Vice President

                                     Ph:  (781) 849-0114

                                     Fax:  (781) 849-0140

   With a copy to:                   Brown, Rudnick Freed & Gesmer
                                     One Financial Center
                                     Boston, MA  02111
                                     Attn:  Peter J. Antoszyk
                                     Ph:  (617) 856-8200
                                     Fax:  (617) 856-8201

   If to any Tranche A Lender (as provided in its Signature Block):














   If to the Borrowers,               Mazel Stores, Inc.
   c/o the Lead Borrower:             31000 Aurora Road
                                      Solon, Ohio  44139
                                      Attn:  Peter J. Hayes,
                                             Chief Executive Officer
                                      Fax:  908-222-9756

   With a copy to:                    Kevin Barnes, Esq.
                                      Kahn, Kleinman,
                                         Yanowitz & Arnson Co., L.P.A.
                                      The Tower at ErieView
                                      Suite 2600
                                      Cleveland, Ohio 44114-1824
                                      Fax (216) 623-4912

         12.2     NOTICE GIVEN.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                      (i) By mail: the sooner of when actually received or three
                  (3) days following deposit in the United States mail, postage prepaid.

                      (ii) By recognized overnight express delivery: the
                  Business Day following the day when sent.

                      (iii) By Hand: If delivered on a Business Day after 9:00
                  AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                      (iv) By Facsimile transmission (which must include a
                  header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE XIII. - TERM:

         13.1     TERMINATION OF TRANCHE A REVOLVING CREDIT.

         The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.5(h) hereof) until the Tranche A Termination Date.

         13.2     ACTIONS ON TERMINATION.

         On the Tranche A Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account (including the unpaid principal balance of the Tranche A Loans and the SwingLine Loan) and any then remaining fees due to the Agents or the

Lenders; any payments due on account of the indemnification obligations included in Section 2.10(e; and all unreimbursed costs and expenses of the Agents and of the Lenders, including reasonable attorneys' fees and expenses (including the fees and expenses of Lenders' Special Counsel) for which the Borrowers as are responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Administrative Agent. Until such payment, all provisions of this Agreement, other than those contained in Article II which place an obligation on the Agent or Tranche A Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Agent may require.

ARTICLE XIV. - GENERAL:

         14.1     PROTECTION OF COLLATERAL.

         The Collateral Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Collateral Agent.

         14.2     PUBLICITY.

         The Agents or any Lender may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Borrowers (and may utilize any logo or other distinctive symbol associated with the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agents or any Lender.

         14.3     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the Borrowers and the Borrowers' representatives, successors, and assigns and shall inure to the benefit of the Agents and each Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrowers shall have any rights hereunder. In the event that the Agents or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         14.4     SEVERABILITY.


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

         Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         14.5     AMENDMENTS; COURSE OF DEALING.

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers and the Agents and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agents or any Lender to give notice to the Lead Borrower of the Borrowers' having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Availability is determined shall obligate the Agents to continue to determine Availability in that manner.

                  (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. Subject to Article VI of the Agency Agreement, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is an Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by any Agent shall be in reliance upon all representations and warranties theretofore made to that Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         14.6     POWER OF ATTORNEY.

         In connection with all powers of attorney included in this Agreement, the Borrowers hereby grant unto the Agents full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrowers might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrowers and each shall survive the same. All powers conferred upon the Agents by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agents.


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

         14.7     APPLICATION OF PROCEEDS.

         The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with the provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

         14.8     INCREASED COSTS.

         If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) Subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrowers to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);

                  (b) Imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c) Imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) Imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

         and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

         14.9     COSTS AND EXPENSES OF THE AGENTS.


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         The Borrowers shall pay from time to time on demand all Costs of
Collection and all reasonable costs, expenses, and disbursements of (including attorneys' reasonable fees and expenses) which are incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

                  (a) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred by the Tranche A Lenders to such Lenders' Special Counsel following the occurrence of an Event of Default.

                  (b) The Borrowers authorize the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (c) The undertaking on the part of the Borrowers in this
Section 14.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers, other than a termination, release, or discharge which makes specific reference to this Section 14.9.

         14.10    COPIES AND FACSIMILES.

         This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished to an Agent or any Lender may be reproduced by that Lender or by that Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         14.11    MASSACHUSETTS LAW.

         This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         14.12    CONSENT TO JURISDICTION.


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                  (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against the Borrowers with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to Lead Borrower at Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                  (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         14.13    INDEMNIFICATION.

         The Borrowers shall indemnify, defend, and hold the Agents and each Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrowers, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of any Borrower or of any other guarantor or endorser of the Liabilities (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel selected by the Indemnified Person, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the


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

Borrowers, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this
Section 14.13.

         14.14    RULES OF CONSTRUCTION.

         The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Cross references to Sections in this Agreement begin with the Article in which that Section appears and then the Section to which reference is made. (For example, a reference to "Section 5.6" is to subsection 6, which appears in Article V of this Agreement).

                  (d) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (e) The words "includes" and "including" are not limiting.

                  (f) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (g) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

                  (h) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (i) The words "may not" are prohibitive and not permissive.

                  (j) The word "or" is not exclusive.

                  (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent


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

investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (m) The symbol "$" refers to United States Dollars.

                  (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (p) Except as otherwise specifically provided, all references to time are to Boston time.

                  (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                      (i) Unless otherwise provided (I) the day of the act,
                  event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                      (ii) The word "from" means "from and including".

                      (iii) The words "to" and "until" each mean "to, but
                  excluding".

                      (iv) The word "through" means "to and including".

                  (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14.15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         14.15    INTENT.

         It is intended that:

                  (a) This Agreement take effect as a sealed instrument.


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

                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Collateral Agent.

                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

                  (d) All reasonable costs, expenses, and disbursements incurred by the Agents and, to the extent provide herein, each Lender, in connection with such Person's relationship(s) with the Borrowers shall be borne by the Borrowers.

                  (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of the Borrowers which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section
2.19 hereof.

         14.16    PARTICIPATIONS.

         Each Lender may sell participations to one or more financial institutions (a "PARTICIPANT") all or a portion of such Lender's rights and obligations under this Agreement, provided that no such participation shall include any provision which accords the Person purchasing such participation with the right, vis a vis the Agents, to consent to any action, amendment, or waiver which is subject to any requirement herein for approval by all or a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate the Agents to any Person other than a Lender.

         14.17    RIGHT OF SET-OFF.

         Any and all deposits or other sums at any time credited by or due to the Borrowers from the Agents or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of the Borrowers in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrowers to each Agent and such Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to that Agent or that Lender.

         14.18    PLEDGES TO FEDERAL RESERVE BANKS.

         Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the


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

Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from its obligations hereunder or under any of the Loan Documents.

         14.19    MAXIMUM INTEREST RATE.

         Regardless of any provision of any Loan Document, neither the Agents nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         14.20    WAIVERS.

                  (a) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14.20(b), below, knowingly, voluntarily, and intentionally, and understands that Agents and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                      (i) Except as otherwise specifically required hereby,
                  notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                      (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

                      (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR
                  CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND EACH AGENT OR EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).


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                      (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agents may or may become entitled to take hereunder.

                      (v) Any defense, counterclaim, set-off, recoupment, or
                  other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                      (vi) Any claim to consequential, special, or punitive
                  damages.

                  (c)

         14.21    JOINT BORROWER PROVISIONS.

                  (a) Each Borrower represents to the Lenders that it is an integral part of a consolidated enterprise, and that each Borrower will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise that are Borrowers.

                  (b) Each Borrower is, and at all times shall be, jointly and severally liable for each and every one of the Liabilities hereunder, regardless of which Borrower requested, received, used, or directly enjoyed the benefit of the extensions of credit hereunder. All of the Collateral shall secure all of the Liabilities. Each Borrower's Liabilities are independent obligations and are absolute and unconditional. Each Borrower, to the extent permitted by law, hereby waives any defense to such Liabilities that may arise by reason of the disability or other defense or cessation of liability of any other Borrower for any reason other than payment in full. Each Borrower also waives any defense to such Liabilities that it may have as a result of any Lender's or Agent's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Borrower or any security it holds for such other Borrower's Liabilities under any Loan Document, if any. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Lenders and the Agents may, without notice (except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of any other Borrower the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Borrower, and may proceed against each Borrower, directly and independently of any other Borrower, as such obligee may elect in accordance with this Agreement.

                  (c) Each Borrower acknowledges that the Liabilities of such Borrower undertaken herein or in the other Loan Documents, and the grants of security interests and liens


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

by such Borrower to secure Liabilities of the other Borrower could be construed to consist, at least in part, of the guaranty of Liabilities of the other Borrower and, in full recognition of that fact, each Borrower consents and agrees as hereinafter set forth in the balance of this Section 14.21. The consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 14.21 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Borrower may be deemed a guarantor or surety for the Liabilities of another Borrower) and thus are intended to be effective and applicable only to the extent that any Borrower has agreed to answer for the Liabilities of another Borrower or has granted a lien or security interest in Collateral to secure the Liabilities of another Borrower. Conversely, the consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section
14.21 shall not be applicable to the direct Liabilities of a Borrower with respect to credit extended directly to such Borrower, and shall not be applicable to security interests or liens on Collateral of a Borrower given to directly secure direct Liabilities of such Borrower where no aspect of guaranty or suretyship is involved. Each Borrower consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower, in accordance with the terms of the Loan Documents: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Liabilities or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Liabilities or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Borrower, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Liabilities or any part thereof, (d) accept partial payments on the Liabilities; (e) receive and hold additional security or guarantees for the Liabilities or any part thereof, (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Lenders in their sole and absolute discretion may determine; (g) release any other Person (including, without limitation, any other Borrower) from any personal liability with respect to the Liabilities or any part thereof, (h) with respect to any Person other than such Borrower (including, without limitation, any other Borrower), settle, release on terms satisfactory to the Lenders or by operation of applicable laws or otherwise liquidate or enforce any Liabilities and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any other Borrower or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Liabilities, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Liabilities.

                  (d) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Collateral Agent may enforce the Loan Documents


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

independently as to each Borrower and independently of any other remedy the Administrative Agent or the Collateral Agent or any Lender at any time may have or hold in connection with the Liabilities, and it shall not be necessary for the Administrative Agent, the Collateral Agent or the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement or any other Loan Documents. Each Borrower expressly waives any right to require the Administrative Agent, the Collateral Agent or the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that the Administrative Agent, the Collateral Agent or any Lenders may proceed against Borrowers or any Collateral in such order as they shall determine in their sole and absolute discretion, subject to the terms hereof.

                  (e) The Administrative Agent and the Collateral Agent may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees, for itself, that the Administrative Agent, the Collateral Agent, any Lender and any other Borrower, or any Affiliate of any other Borrower (other than such Borrower itself), may deal with each other in connection with the Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Borrower of the Loan Documents.

                  (f) The Administrative Agent's, the Collateral Agent's and the Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Liabilities which thereafter shall be required to be restored or returned by the Administrative Agent, the Collateral Agent or the Lenders (including, without limitation, the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non-appealable), or pursuant to a good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action (such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee, or similar avoiding powers), and without requiring the Administrative Agent, the Collateral Agent or the Lenders to oppose or litigate avoidance or recovery demands or actions that it believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights and priorities of the Administrative Agent, the Collateral Agent and each Lender created or granted herein and the enforceability of the Loan Documents at all times shall remain effective to cover the full amount of all the Liabilities even though the Liabilities, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

                  (g) To the maximum extent permitted by applicable law, each Borrower, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Liabilities or with respect to the enforceability of the Collateral Agent's security interest in or

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Encumbrance on any collateral securing any of the Liabilities (including, without limitation, the Collateral), (b) the unenforceability or invalidity of any security or guaranty for the Liabilities or the lack of perfection or continuing perfection or failure of priority of any security for the Liabilities, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Liabilities), (d) any failure of the Administrative Agent or the Collateral Agent or any Lender to give notice of sale or other disposition of Collateral to any other Borrower or any other Person other than such waiving Borrower, or any defect in any notice that may be given to any other Borrower for any other Person other than such waiving Borrower, in connection with any sale or disposition of any collateral securing the Liabilities or any of them (including, without limitation, the Collateral), (e) any failure of the Administrative Agent or the Collateral Agent or any Lender to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Liabilities that is owned by another Borrower or by any other Person other than such waiving Borrower, including any failure of the Administrative Agent to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Liabilities,
(f) any act or omission of the Administrative Agent or others that directly or indirectly results in or aids the discharge or release of any other Borrower, or the Liabilities of any other Borrower, or any security or guaranty therefor, by operation of law or otherwise, or (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation. Until such time, if any, as all of the Liabilities (other than contingent Liabilities and indemnities which survive repayment of the Loans) have been paid and performed in full and no portion of any commitment of the Lenders to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Administrative Agent and the Collateral Agent now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by the Administrative Agent or the Collateral Agent. Except to the extent expressly provided for in any Loan Document, each Borrower expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Liabilities, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Liabilities.

                  (h) Each Borrower hereby agrees to keep each other Borrower fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Liabilities under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Borrower hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Borrower, and of the ability of each other Borrower to perform its Liabilities under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Borrower hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Lenders, the Administrative Agent and the Collateral Agent shall have no duty to inform any Borrower of any information pertaining to the business, affairs, finances, or financial condition of any other Borrower, or pertaining to the ability of any other Borrower to perform its Liabilities under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Borrowers to continue to be jointly and severally liable for, or to provide Collateral for, Liabilities of one or more of the other Borrowers. To the fullest extent permitted by applicable law, each Borrower hereby expressly waives any duty of the Lenders, the Administrative Agent and the Collateral Agent to inform any Borrower of any such information.

                  (i) Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, or otherwise adversely affect rights that Borrowers otherwise may have against other Borrowers, Lenders, the Administrative Agent, the Collateral Agent, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein is determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law."

         14.22    COUNTERPARTS.

         This Agreement may be executed in any number of separate counterparts, each of which shall, conclusively and separately, constitute one agreement.

         14.23    AMENDMENT AND RESTATEMENT.

         This Amended and Restated Loan and Security Agreement amends and restates the Existing Loan Agreement in its entirety. This Amended and Restated Loan and Security Agreement, upon the satisfaction of each of the conditions set forth in Article III, shall amend, restate, replace, and supercede the Existing Loan Agreement in its entirety, provided that each of the Liabilities (as defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement shall become Liabilities under this Agreement and all interest, fees and charges payable under the Existing Loan Agreement shall continue in effect and be payable as provided under this Amended and Restated Loan and Security Agreement subject to any change or modification thereto that is provided in this Amended and Restated Loan and Security Agreement.

                            Signature Pages to Follow

           SIGNATURE PAGES OF LENDERS AND AGENTS TO LOAN AND SECURITY
                    AGREEMENT DATED AS OF FEBRUARY 11, 2002



   IBJ Whitehall Business Credit Corporation                   IBJ Whitehall Business Credit Corporation
   (a "Tranche A Lender")                                      (the "Adminstrative Agent" and the "Collateral Agent")


   By: /s/ Brian Kennedy                                       By: /s/ Brian Kennedy
       -------------------------------                             -------------------------------
   Print Name: Brian Kennedy                                   Print Name: Brian Kennedy
   Title: Vice President                                       Title: Vice President

   AmSouth Bank                                                Congress Financial Corporation (New York)
   ( a "Tranche A Lender")                                     ( a "Tranche A Lender")


   By: /s/ Frank Marsicano                                     By: /s/ Herbert Korn
       --------------------------------                            -------------------------------
   Print Name: Frank Marsicano                                 Print Name: Herber Korn
               ------------------------                                    ------------------------
   Title: Attorney-in-fact                                      Title: Vice Presidnet
         ------------------------------                              ------------------------------
          350 Park Avenue                                               1144 Avenue of the Americas
          20th Floor                                                    29th Floor
          New York, NY 10022                                            New York, NY 10022

          SIGNATURE PAGES OF BORROWERS TO AMENDED AND RESTATED LOAN AND
                SECURITY AGREEMENT DATED AS OF FEBRUARY 11, 2002


     MAZEL STORES, INC.                                        ODD-JOB ACQUISITION CORP.
     ("Lead Borrower" and a "Borrower")                        (a "Borrower")
     Mazel Stores, Inc.

     By:  /s/ Peter Hayes                                      By: /s/ Peter Hayes
        --------------------------------                           -------------------------------
     Print Name: Peter Hayes                                   Print Name: Peter Hayes
                 ------------------------                                  ------------------------
     Title: Chief Executive Officer                            Title: Chief Executive Officer
           ------------------------------                            ------------------------------

     ZS PEDDLER'S MART, INC.                                   ODD JOB TRADING CORP.
     (a "Borrower")                                            (a "Borrower")


     By: /s/ Peter Hayes                                       By: /s/ Peter Hayes
         -------------------------------                           -------------------------------
     Print Name: Peter Hayes                                   Print Name: Peter Hayes
                 ------------------------                                  ------------------------
     Title: Chief Executive Officer                            Title: Chief Executive Officer
           ------------------------------                            ------------------------------
                                                               HIA TRADING ASSOCIATES
                                                               (a "Borrower")


                                                               By: /s/ Peter Hayes
                                                                   -------------------------------
                                                               Print Name: Peter Hayes
                                                                           ------------------------
                                                               Title: Chief Executive Officer
                                                                     ------------------------------

                                 EXHIBIT 2.24(a)

                                   SCHEDULE OF
                  DOLLAR COMMITMENTS AND PERCENTAGE COMMITMENTS

---------------------------------------- -------------------------------------- --------------------------------------
           TRANCHE A LENDERS                   TRANCHE A DOLLAR COMMITMENT          TRANCHE A PERCENTAGE COMMITMENT
---------------------------------------- -------------------------------------- --------------------------------------
   TOTAL REVOLVING CREDIT COMMITMENT                 $30,000,000.00                              100%
       (TRANCHE A LOAN CEILING)
---------------------------------------- -------------------------------------- --------------------------------------
IBJ Whitehall Retail Finance                           $12,000,000                                40%
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
Am South                                               $9,000,000                                 30%
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
Congress Financial Corporation                         $9,000,000                                 30%
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------